                         THE NEW SOUTH AFRICA FUND INC.

                       OFFER TO PURCHASE FOR CASH 449,652
                         ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE

               THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS
     12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 1998, UNLESS EXTENDED.

To the Stockholders of
  THE NEW SOUTH AFRICA FUND INC.:

     The New South Africa Fund Inc. (the "Fund"), a non-diversified, closed-end management investment company, is offering to purchase 449,652 (approximately 10%) of its issued and outstanding common stock, par value $0.001 per share (the "Shares"), for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange (the "NYSE") on July 29, 1998, unless the Offer is extended. This Offer is subject to the terms and conditions set forth in this Offer to Purchase, dated July 1, 1998, and the related Letter of Transmittal (which together constitute the "Offer"). THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond July 29, 1998, the purchase price for the Shares will be equal to their NAV determined as of the close of the regular trading session of the NYSE on the Expiration date, as extended.

     The Shares are currently traded on the NYSE under the symbol "NSA". You can obtain current NAV quotations during the pendency of the Offer by calling MacKenzie Partners, Inc. (the "Information Agent"), toll-free at 1-800-322-2885, between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays).

     The price for the Fund's shares on the NYSE has often been at a discount to their NAV. The Fund is making the Offer as part of a series of actions initiated by the Fund's Board of Directors (the "Board") intended to reduce the size and persistence of the discount.

     In addition to the Offer, these other actions include (i) considering the implementation of a share repurchase program or a further self-tender offer for a number of Shares to be determined so as to seek to cause the discount to NAV to narrow to and remain at a level considered to be acceptable by the Board if, following the Expiration Date, the discount to NAV of the market price for the Fund's Shares reaches and persists at a level judged by the Board to be unacceptably high, and (ii) calling a special meeting of stockholders of the Fund on or about September 28, 1998, at which the Board expects to ask stockholders to vote to adopt a new fundamental policy enabling the Fund to conduct further tender offers. The Board also expects to ask stockholders to vote to adopt a new fundamental policy authorizing the Board to consider taking other actions the Board deems advisable should the Board come to the view that continuing to operate the Fund as a closed-end management investment company is no longer economically feasible or in the best interests of all stockholders.

     The Board believes that the Offer and the other actions it has taken or plans to take are in the best interests of all stockholders of the Fund.

                            ------------------------

               The date of this Offer to Purchase is July 1, 1998

     THE OFFER AND THIS OFFER TO PURCHASE DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES IN CONNECTION WITH THE SPECIAL STOCKHOLDERS MEETING TO BE HELD ON OR ABOUT SEPTEMBER 28, 1998 OR OTHERWISE. ANY SUCH SOLICITATION WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     The Offer is being made to all stockholders of the Fund and is not conditioned upon the tender of any minimum number of the Fund's outstanding Shares. However, a stockholder wishing to accept the Offer must tender, or cause the tender of, all Shares actually owned or constructively owned by the stockholder, pursuant to Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares pursuant to the Offer. Stockholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. A tender of all Shares actually and constructively owned is necessary to avoid the risk of adverse tax consequences to non-tendering stockholders. If more than 449,652 Shares are duly tendered prior to the expiration of the Offer (as extended), the Fund will purchase Shares from tendering stockholders, in accordance with the terms and conditions specified in this Offer to Purchase, pro rata in accordance with the number of Shares tendered by each stockholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares.

     To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to this Offer: (i) each U.S. stockholder must have submitted to PNC Bank, N.A. (the "Depositary") a correct, completed, and signed Form W-9 or Substitute Form W-9, or other confirmation of an exemption from backup withholding requirements; and (ii) each non-U.S. stockholder must have submitted to the Depositary a correct, completed, and signed Form W-8. The Letter of Transmittal contains a Substitute Form W-9 or a Form W-8, as necessary.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 5.

                                   IMPORTANT

     If you desire to tender your Shares, you should either: (i) complete and sign the Letter of Transmittal (or a photocopy thereof bearing original signature(s) and any required signature guarantees) and mail or deliver it along with such Shares (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal; or (ii) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such firm if you desire to tender your Shares. Stockholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares, but may be charged a fee by a broker, dealer or other institution for processing the tender requested. The Fund reserves the absolute right to reject tenders determined not to be in appropriate form.

     If you do not wish to tender your Shares, you need not take any action.

     NEITHER THE FUND NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER THEIR SHARES.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND OR FLEMING INTERNATIONAL ASSET MANAGEMENT LIMITED, THE INVESTMENT ADVISER OF THE FUND, AS TO WHETHER STOCKHOLDERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. ANY SUCH RECOMMENDATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT ADVISER.

                                      (ii)

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT ADVISER.

     Questions and requests for assistance may be directed to the Information Agent at the address and at the toll-free telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may also be directed to the Information Agent. Stockholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and, if they decide to tender, are required to tender their Shares through that firm.

July 1, 1998

                         THE NEW SOUTH AFRICA FUND INC.
                          c/o Custodial Trust Company
                              101 Carnegie Center
                          Princeton, New Jersey 08540

                    The Information Agent for the Offer is:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010

                              Tel: 1-800-322-2885

                        The Depositary for the Offer is:

                                 PNC BANK, N.A.


          By Mail/Overnight Courier:                              By Hand:
             400 Bellevue Parkway                       The Depository Trust Company
             Wilmington, DE 19809                  Transfer Agent Drop Service Department
       Attn: Closed-End Fund Department                           ("TADS")
        The New South Africa Fund Inc.             55 Water Street; South Street Entrance
                                                                Ground Floor
                                                          New York, New York 10041
                                                            Attn: Ken Batchelor

                            Facsimile Transmission:
                                  302-791-1008
                                      (iii)

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Price; Number of Shares.....................................    1
 2.  Procedure for Tendering Shares..............................    1
     A.  Proper Tender of Shares.................................    1
     B.  Signature Guarantees and Method of Delivery.............    2
     C.  Dividend Reinvestment Plan..............................    3
     D.  Book-Entry Delivery.....................................    3
     E.  Guaranteed Delivery.....................................    3
     F.  Determination of Validity...............................    4
     G.  Federal Income Tax Withholding..........................    4
 3.  Withdrawal Rights...........................................    4
 4.  Payment for Shares..........................................    5
 5.  Certain Conditions of the Offer.............................    5
 6.  Purpose of the Offer; Plans or Proposals of the Fund........    6
 7.  Price Range of Shares; Dividends............................    7
 8.  Selected Financial Information..............................    7
 9.  Interest of Certain Related Persons.........................    9
10.  Certain Effects of the Offer................................    9
11.  Certain Information about the Fund..........................    9
12.  Source and Amount of Funds..................................   10
13.  Additional Information......................................   10
14.  Certain U.S. Federal Income Tax Consequences................   11
15.  Extension of Tender Period; Termination; Amendments.........   12
16.  Fees And Expenses...........................................   12
17.  Miscellaneous...............................................   12

     EXHIBIT A: Unaudited Financial Statements For The Three Month Period Ended May 31, 1998 and Audited Financial Statements For The Fiscal Years Ended February 28, 1998 and February 28, 1997.

                                      (iv)

     1. Price; Number Of Shares. The Fund will accept for payment up to 449,652 of its issued and outstanding Shares subject to the terms and conditions set forth in the Offer. The purchase price of the Shares will be their NAV as of the close of regular trading on the NYSE on July 29, 1998, subject to the terms and conditions of the Offer. THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond July 29, 1998, the purchase price for the Shares will be equal to their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

     The Fund reserves the right to extend, terminate or amend the Offer. See Sections 5 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section 5. Holders of Shares may tender Shares to the Depositary or withdraw Shares previously tendered. See Sections 2 and 3. The Fund will not pay interest on the purchase price under any circumstances.

     The NAV on June 26, 1998 was $15.21 per Share. During the pendency of the Offer, you may obtain current NAV quotations for the Fund as of the close of business on the previous business day by calling the Fund's Information Agent, MacKenzie Partners, Inc., toll-free at 1-800-322-2885 between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays).

     The Offer is being made to all stockholders of the Fund and is not conditioned upon the tender of any minimum number of the Fund's outstanding Shares. A stockholder wishing to accept the Offer must tender or cause the tender of all of the Shares actually owned or constructively owned by the stockholder, pursuant to Section 318 of the Code, as of the date of purchase of Shares pursuant to the Offer. Stockholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. A tender of all Shares actually and constructively owned is necessary to avoid the risk of adverse tax consequences to non-tendering stockholders. If more than 449,652 Shares are duly tendered prior to the expiration of the Offer, the Fund will purchase Shares from tendering stockholders, in accordance with the terms and conditions specified in this Offer to Purchase, pro rata in accordance with the number of Shares tendered by each stockholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares.

     As of June 26, 1998, there were 4,496,521 Shares issued and outstanding and there were approximately 56 holders of record of Shares. Certain of these holders of record were nominees for brokers, dealers, commercial banks, trust companies and other institutions that held Shares on behalf of multiple beneficial owners. The Fund has been informed that no officer, director or affiliate of the Fund intends to tender Shares pursuant to the Offer except that Arthur Levy, a Director of the Fund, has advised that he intends to tender all 5,000 Shares beneficially owned by him.

     2. Procedure For Tendering Shares.

     A. Proper Tender Of Shares. For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a photocopy or facsimile thereof bearing original signature(s) and any required signature guarantees), all Shares owned or constructively owned by the tendering stockholder pursuant to Section 318 of the Code (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal must be received by the Depositary at the appropriate address set forth on page (iii) of this Offer to Purchase on or prior to the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should NOT be sent or delivered to the Fund. Stockholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such firm to effect a tender on their behalf.

     Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, to tender Shares in a partial tender offer for such person's own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (i) Shares, and will deliver or cause to be delivered such Shares for the purpose of tender to the person making the Offer within the period specified in the Offer, or (ii) an equivalent security and, upon acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering stockholder's representation that (i) such stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Shares complies with Rule 14e-4.

     B. Signature Guarantees And Method Of Delivery. No signature guarantee is required on the Letter of Transmittal (i) if the Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in The Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of Shares tendered herewith, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) if such Shares are tendered for the account of a firm (an "Eligible Institution") which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

     If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

     If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

     If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted thereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to or certificates for Shares not purchased are to be issued in the name of a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s) for such Shares. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Stockholders have the responsibility to cause their Shares (in proper certificated or uncertificated form), the Letter of Transmittal (or a photocopy or facsimile thereof bearing original signature(s) and any required signature guarantees), and any other documents required by the Letter of Transmittal to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

     C. Dividend Reinvestment Plan. PNC Bank, N.A., the Fund's transfer agent, holds Shares in uncertificated form for certain stockholders pursuant to the Fund's Dividend Reinvestment Plan. Stockholders wishing to accept the Offer must tender all such uncertificated Shares. Stockholders may tender such uncertificated Shares by completing the Letter of Transmittal.

     D. Book-entry Delivery. The Depositary will establish an account with respect to the Shares at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the DTC system may make book-entry delivery of Shares by causing DTC to transfer such Shares into the Depositary's account at DTC in accordance with DTC's transfer procedures. However, although delivery of Shares may be effected through book-entry transfer at DTC, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at the address set forth on page (iii) of this Offer to Purchase on or prior to the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedures described below.

     The term "Agent's Message" means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation"), which states that (i) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (ii) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal, and (iii) the Fund may enforce such agreement against the DTC participant.

     Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

     E. Guaranteed Delivery. If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share certificates are not immediately available, time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or a stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such stockholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

          (i) the tender is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Fund herewith, is received by the Depositary as provided below on or prior to the Expiration Date; and

          (iii) the Share certificates evidencing all Shares, in proper form for transfer, or a Book-Entry Confirmation, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal, are received by the Depositary within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), (ii) properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time and will depend upon when Share certificates are received by the Depositary or Book-Entry Confirmations of tendered Shares are received in the Depositary's account at DTC.

     F. Determination Of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or stockholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

     NONE OF THE FUND, THE INVESTMENT ADVISER TO THE FUND, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES IN TENDERS, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

     G. Federal Income Tax Withholding. To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to the Offer, each U.S. stockholder who has not previously submitted a correct, completed and signed Form W-9 to the Fund or does not otherwise establish an exemption from such withholding must notify the Depositary of such stockholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal.

     Non-U.S. stockholders who are individuals and who have not previously submitted a correct, completed and signed Form W-8 to the Fund must submit such a form to the Depositary in order to avoid backup withholding. For such stockholders, a copy of Form W-8 is included with the Letter of Transmittal.

     For a discussion of certain other U.S. federal income tax consequences to tendering stockholders, see Section 14.

     3. Withdrawal Rights. Except as otherwise provided in this Section 3, tenders of Shares made pursuant to the Offer will be irrevocable. At any time during the pendency of the Offer on or prior to the Expiration Date, and, if the Shares have not yet been accepted for payment by the Fund, at any time after 12:00 midnight, New York City time, on August 26, 1998, stockholders may withdraw all, but not less than all, of the Shares that they have tendered.

     To be effective, a written or telegraphic notice of withdrawal must be timely received by the Depositary at the appropriate address set forth on page
(iii) of this Offer to Purchase. Stockholders may also send a facsimile transmission notice of withdrawal, which must be timely received by PNC Bank, N.A., the Depositary, at 302-791-1008, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day.

     Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, and, if certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name of the registered owner(s) of such Shares as set forth in such certificates if different from the name of the person tendering the Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, the certificate numbers shown on the particular certificates evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in
Section 2 on or prior to the Expiration Date.

     NONE OF THE FUND, THE INVESTMENT ADVISER TO THE FUND, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE OF DEFECTS OR IRREGULARITIES.

     4. Payment For Shares. For purposes of the Offer, the Fund will be deemed to have purchased Shares pursuant to the Offer when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for purchase. Pursuant to a rule under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to stockholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

     In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a properly completed and duly executed Letter of Transmittal (or a photocopy thereof bearing original signature(s) and any required signature guarantees), (b) such Shares (in proper certificated or uncertificated form), and (c) any other documents required by the Letter of Transmittal. Stockholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares, but may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering stockholder.

     The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. However, if tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund will not pay any interest on the purchase price under any circumstances. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 5.

     Any tendering stockholder or other payee who has not previously submitted a correct, completed and signed Form W-8 or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide such form to the Depositary, may be subject to required federal income tax withholding of 31% of the gross proceeds paid to such stockholder or other payee pursuant to the Offer. See Section 14.

     5. Certain Conditions Of The Offer. Notwithstanding any other provision of the Offer or the Fund's Prospectus, it is the announced policy of the Directors of the Fund, which may be changed by the Directors, that the Fund cannot accept tenders or effect repurchases if (a) such transactions, if consummated, would
(i) result in the delisting of the Fund's Shares from the NYSE or (ii) impair the Fund's status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the corporate level in addition to the taxation of stockholders who receive dividends from the Fund); (b) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund's investment objectives and policies in order to repurchase Shares; (c) there is any (i) material legal action or proceeding instituted or threatened which challenges, in the Board of Director's judgment, such transactions or otherwise materially adversely affects the Fund, (ii) suspension of or limitation on prices for trading securities generally on the NYSE or any foreign exchange on which portfolio securities of the Fund are traded, (iii) declaration of a banking moratorium by federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or in a foreign country which is material to the Fund, (iv) limitation which affects the Fund or the issuers of its portfolio securities imposed by federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currencies, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any foreign country which is material to the Fund, or (vi) other event or condition which, in the Board's judgment, would have a material adverse effect on the Fund or its stockholders if Shares were repurchased; or (d) the Board determines that effecting any such transaction would constitute a breach of its fiduciary duty owed to the Fund or its stockholders. The Board may modify these conditions in light of experience.

     The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its sole discretion. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 5 shall be final and shall be binding.

     The Fund reserves the right, at any time during the pendency of the Offer, to terminate, extend, or amend the Offer in any respect. See Section 15.

     6. Purpose Of The Offer; Plans Or Proposals Of The Fund. The price for the Fund's shares on the NYSE has often been at a discount to their NAV. The Fund is making the Offer as part of a series of actions by the Board intended to reduce the size and persistence of the discount.

     In addition to the Offer, these other actions include (a) considering the implementation of a share repurchase program or a further self-tender offer for a number of Shares to be determined so as to seek to cause the discount to NAV to narrow to and remain at a level considered to be acceptable by the Board if, following the Expiration Date, the discount to NAV of the market price for the Fund's Shares reaches and persists at a level judged by the Board to be unacceptably high, and (b) calling a special meeting of stockholders of the Fund on or about September 28, 1998, at which the Board expects to ask stockholders to vote to adopt a new fundamental policy enabling the Fund to conduct further tender offers. The Board also expects to ask stockholders to vote to adopt a new fundamental policy authorizing the Board to consider taking other actions the Board deems advisable should the Board come to the view that continuing to operate the Fund as a closed-end management investment company is no longer economically feasible or in the best interests of all stockholders.

     The Board believes that the Offer and the other actions it has taken or plans to take are in the best interests of all stockholders of the Fund.

     There can be no assurance that this Offer, or any of the other actions authorized by the Board will reduce or eliminate any market price discount from NAV of the Shares. The market price of the Shares will, among other things, be determined by the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives. Nevertheless, the fact that the Shares may be subject to the Offer may result in more of a reduction in the spread between market price and NAV than might otherwise be the case.

     Other than as stated in the preceding paragraphs in this Section, the Fund does not have any present plans or proposals that relate to or would result in
(a) the acquisition by any person of additional securities of the Fund, or the disposition of securities of the Fund; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Fund;
(c) other than in connection with liquidating assets for purposes of funding the tender offer and possible future repurchase of Shares, a sale or transfer of a material amount of assets of the Fund (the Fund purchases and sells assets in the ordinary course of its business); (d) any change in the present Board of Directors or management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Board of Directors, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (e) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Fund;
(f) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act"); (g) changes in the Fund's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Fund by any person; (h) causing a class of equity security of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) the suspension of the Fund's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

     7. Price Range Of Shares; Dividends. The following table sets forth, for the periods indicated, the high and low NAV per Share and the high and low sales prices per Share of the Fund as reported by the NYSE Composite Tape and the amount of cash dividends per Share.

                                                                                           CAPITAL
                                              NET ASSET        MARKET                       GAIN
                                                VALUE           PRICE        DIVIDENDS  DISTRIBUTIONS
PERIOD                                       -----------  -----------------  ---------  -------------
(FISCAL QUARTERS)                            HIGH   LOW    HIGH       LOW
-----------------                            ----  -----  -------   -------
                                              $      $      $         $          $            $
1994
  1st Quarter..............................  14.91 12.72   13 5/8    11 1/8
  2nd Quarter..............................  15.88 14.34   13 7/8    12 1/4
  3rd Quarter..............................  17.77 15.84   14 3/4    12 3/4
  4th Quarter..............................  17.60 15.06   15        12 1/8    0.57         0.20
1995
  1st Quarter..............................  18.28 16.30   14 7/8    13 1/8
  2nd Quarter..............................  18.27 17.80   14 1/2    14
  3rd Quarter..............................  19.62 18.23   15 1/2    14 1/8    0.12
  4th Quarter..............................  21.49 19.38   18        15        0.30         0.38
1996
  1st Quarter..............................  19.29 16.80   15 3/4    13 1/2
  2nd Quarter..............................  17.57 15.37   14 1/2    12 1/2
  3rd Quarter..............................  17.32 15.94   14        12 5/8
  4th Quarter..............................  17.73 15.20   14 3/8    12 1/4    0.07
1997
  1st Quarter..............................  18.33 17.54   15        13 7/8
  2nd Quarter..............................  19.37 18.35   15 1/2    14 7/8
  3rd Quarter..............................  18.52 15.83   15 1/4    12 1/2                 0.02
  4th Quarter..............................  17.56 13.47   14 1/16   11        0.11         1.18
1998
  1st Quarter..............................  20.27 17.04   17 5/8    14 1/16

     The NAV per Share on February 28, 1998 and May 31, 1998 was $17.56 and $18.81, respectively. During the pendency of the Offer, you may obtain current NAV quotations for the Fund by calling the Fund's Information Agent, MacKenzie Partners, Inc., toll-free at 1-800-322-2885 between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays).

     8. Selected Financial Information. Set forth below is a summary of selected financial information for the Fund for the three month period ended May 31, 1998, for the fiscal years ended February 28, 1998, 1997 and 1996, and for the period March 11, 1994 (commencement of operations) through February 28, 1995. The information with respect to the period March 11, 1994 to February 28, 1998 has been excerpted from the Fund's audited financial statements for such period and the information with respect to the three month period ended May 31, 1998 has been excerpted from the Fund's unaudited financial statements for such period. All such other information has been excerpted from the Fund's audited financial statements for the respective periods indicated. More comprehensive financial information is included in the Fund's financial statements, which are included as Exhibit A to this Offer to Purchase, and the summary of selected financial information set forth below is qualified in its entirety by reference to the information included in such statements.

                         THE NEW SOUTH AFRICA FUND INC.

                              FINANCIAL HIGHLIGHTS

     Set forth below is per Share operating performance data, total investment return, ratios to average net assets and other supplemental data for each financial period of the Fund indicated. This information has been derived from and is qualified by reference to the information provided in the financial statements included in Exhibit A to this Offer to Purchase and market price data for the Fund's shares.

                                    FOR THE THREE                                                                FOR THE PERIOD
                                    MONTHS ENDED                       FOR THE YEAR ENDED                        MARCH 11, 1994*
                                    MAY 31, 1998    ---------------------------------------------------------        THROUGH
                                     (UNAUDITED)    FEBRUARY 28, 1998   FEBRUARY 28, 1997   FEBRUARY 29, 1996   FEBRUARY 28, 1995
                                       U.S. $            U.S. $              U.S. $              U.S. $              U.S. $
                                    -------------   -----------------   -----------------   -----------------   -----------------
Net asset value, beginning of the
  period..........................       17.56             17.56               19.38               15.89               13.95**
Offering costs charged to
  additional paid-in capital......          --                --                  --                  --               (0.19)
                                       -------           -------             -------             -------             -------
                                         17.56             17.56               19.38               15.89               13.76
                                       -------           -------             -------             -------             -------
Net investment income.............        0.06              0.14+               0.17+               0.33                0.39
Net realized and urealized
  gain/(loss) on investments,
  foreign currency holdings and
  other assets and liabilities
  denominated in foreign
  currencies......................        1.19              1.15+              (2.12)+              3.96                2.51
                                       -------           -------             -------             -------             -------
Total from investment
  operations......................        1.25              1.29+              (1.95)+              4.29                2.90
                                       -------           -------             -------             -------             -------
Dividends and distributions to
  shareholders from:
    Net investment income.........          --             (0.11)              (0.07)              (0.33)              (0.39)
    In excess of net investment
      income......................          --                --                  --               (0.42)              (0.32)
    Net realized gains on
      investments.................                         (0.78)
    In excess of net realized
      gains on investments........          --             (0.42)                 --               (0.05)              (0.06)
                                       -------           -------             -------             -------             -------
        Total dividends and
          distributions to
          shareholders............          --             (1.31)              (0.07)              (0.80)              (0.77)
                                       -------           -------             -------             -------             -------
Antidilutive impact due to shares
  of beneficial interest
  repurchased.....................          --              0.02                0.20                  --                  --
                                       -------           -------             -------             -------             -------
Net asset value, end of period....       18.81             17.56               17.56               19.38               15.89
                                       -------           -------             -------             -------             -------
Market value, end of period.......       16.50             13.94               14.00               15.38               13.38
                                       =======           =======             =======             =======             =======
Total investment return based
  on:(a)(b)
    Market value..................       18.38%            10.80%              (8.43)%             20.38%               1.50%
    Net asset value...............        7.12%            11.29%              (8.88)%             27.72%              22.25%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000
  omitted)........................      84,592            78,977              79,364              92,196              75,605
Ratio of expenses to average net
  assets..........................        1.99%++           2.07%               2.35%               1.98%               2.10%++
Ratio of net investment income to
  average net assets..............        1.23%++           0.82%               1.01%               1.77%               2.61%++
Portfolio turnover rate...........       13.05%+++         90.53%               9.92%              18.91%              10.88%+++
Average commission rate per
  share(c)........................     $0.0104           $0.0119             $0.0084                  --                  --

---------------

*   Commencement of operations
** Initial public offering price of $15.00 per share less underwriting discount of $1.05 per share.
+   Based on average shares outstanding.
++  Annualized.
+++ Not annualized.
(a) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Total investment return does not reflect sales charges or brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on the net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods.
(b) Total investment return for periods of less than one year are not annualized.
(c) Computed by dividing the total amount of brokerage commissions paid by the total shares of investment securities purchased and sold during the respective periods for which commissions were charged, as required by the Securities and Exchange Commission for fiscal years beginning on or after September 1, 1995.

     9. Interest Of Certain Related Persons. The Fund employs Fleming International Asset Management Limited (the "Investment Adviser") to manage the investment and reinvestment of the assets of the Fund pursuant to an Investment Advisory Agreement dated, March 4, 1994. For the services provided by the Investment Adviser under the Investment Advisory Agreement, the Fund pays the Investment Adviser a fee computed and payable monthly in an amount equal to 1.25% of the Fund's average weekly net asset value on an annualized basis.

     Based upon information provided to the Fund, except through the automatic reinvestment of dividends under the Fund's Dividend Reinvestment Plan, there have not been any transactions in Shares of the Fund that were effected during the past 40 business days by the Fund, any member of the Board or executive officer of the Fund, any person controlling the Fund, any executive officer or director of any corporation ultimately in control of the Fund or by any associate or subsidiary of any of the foregoing, including any executive officer or director of any such subsidiary. Based upon information provided to the Fund, no officer, director or affiliate of the Fund intends to tender Shares pursuant to the Offer except that Arthur Levy, a Director of the Fund, has advised that he intends to tender all 5,000 Shares beneficially owned by him.

     10. Certain Effects Of The Offer. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of non-tendering stockholders. All persons remaining stockholders of the Fund after the Offer will be subject to any increased risks associated with the reduction in the Fund's aggregate assets resulting from payment for the tendered Shares, such as possible greater volatility due to decreased diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund's NAV per Share. See Section 12. All Shares purchased by the Fund pursuant to the Offer will remain authorized but unissued.

     11. Certain Information About The Fund. The Fund was incorporated under the laws of the State of Maryland on January 11, 1994 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund's investment objective is to seek long-term capital appreciation through investment primarily in equity securities of issuers in the Republic of South Africa as well as, to a lesser extent, in other countries in the Southern African region. As a matter of fundamental policy, under normal circumstances, the Fund will invest at least 80% of its assets in securities of South African issuers including at least 65% of its assets in equity securities of South African issuers as defined below. The Fund may also invest (subject to compliance with applicable laws and regulations) up to 15% of its assets in equity securities of (a) issuers located in Botswana, Lesotho, Mauritius, Namibia, Swaziland and Zimbabwe ("Southern African countries") and (b) Southern African associated issuers. Up to 35% of the Fund's assets may be invested in certain fixed income securities which, in the Investment Adviser's judgment, have the potential for long-term capital appreciation. Current income is not an objective of the Fund and will be only an incidental consideration in making investment decisions. Fixed income securities in which the Fund may invest include, with respect to up to 35% of the Fund's assets, securities issued or guaranteed by the government or governmental entities of South Africa or certain supranational organizations and, with respect to up to 15% of the Fund's assets, securities issued or guaranteed by governments or governmental entities of Southern African countries provided that, after giving effect to such investments, (a) no more than 35% of the Fund's assets are invested in fixed income securities and (b) no more than 15% of the Fund's assets are invested in (in aggregate): (i) fixed income securities issued or guaranteed by governments or governmental entities of Southern African countries, (ii) equity securities of Southern African issuers (as defined below), and (iii) equity securities of Southern African associated issuers (as defined below). In addition, under normal circumstances, not more than 10% of the Fund's assets will be invested in equity or fixed-income securities of issuers located in any single Southern African country and up to 10% of the Fund's assets may be invested in securities for which there is no liquid trading market.

     Equity securities in which the Fund may invest include common stock, preferred stock, rights, warrants or options to purchase common or preferred stock and debt securities convertible into common or preferred stock. The Fund deems non-governmental South African issuers to include issuers (a) that are organized under the laws of South Africa and conduct business in South Africa,
(b) that derive 50% or more of their total revenues from business in South Africa, (c) the equity or debt securities of which are traded principally on the Johannesburg Stock Exchange, or (d) the equity or debt securities of which are traded directly or in depositary receipt form on an exchange or over-the-counter outside South Africa and that satisfy the test in (a), (b) or
(c) above. The Fund defines Southern African issuers to be issuers (a) that are organized under the laws of one of the Southern African countries and conduct business in such country, (b) that derive 50% or more of their total revenues from business in such country, or (c) the equity or debt securities of which are trade principally on a stock exchange in such country. The Fund defines "Southern African associated issuers" as issuers that do not meet the definition of a Southern African issuer but whose current or expected performance the Investment Adviser believes is strongly associated with the Southern African region. Among the factors that the Investment Adviser may consider in making such a determination are (a) the margin by which an issuer fails to qualify as a Southern African issuer under the assets and revenue test described above, (b) growth trends in the location of an issuer's assets and sources of its revenues and profits, (c) the absolute size of an issuer's assets in, or revenues or profits derived from, the South African region, and (d) the listing of an issuer's equity securities on a stock exchange in the Southern African region.

     Reference is made to Section 7 and Section 8 of this Offer to Purchase and to the financial statements of the Fund attached hereto as Exhibit A, which are incorporated herein by reference.

     The principal executive office of the Fund is c/o Custodial Trust Company, 101 Carnegie Center, Princeton, New Jersey 08540, U.S.A.

     12. Source And Amount Of Funds. The total cost to the Fund of purchasing 449,652 Shares pursuant to the Offer would be approximately $6.84 million (based on a price per share of $15.21, the NAV as of June 26, 1998). On June 26, 1998, the net assets of the Fund aggregated approximately $68.39 million.

     To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will be derived first from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by Fleming International Asset Management Limited, the Fund's investment adviser, which will take into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. Although the Fund is authorized to borrow money to finance the repurchase of Shares, the Board believes that the Fund will have sufficient resources through disposition of assets to repurchase Shares in the Offer without necessitating any borrowings. Nevertheless, the Fund reserves the right to finance a portion of the Offer through temporary borrowings.

     The repurchase of Shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. In addition, such repurchases may have an adverse effect on the Fund's investment performance. This is because the market value of portfolio securities which the Fund sells to raise cash to pay for Shares tendered in the Offer could actually decline as the result of such sales due to the relative lack of liquidity of the Johannesburg Stock Exchange. If the Fund retains securities of the same class and of the same issuer as it has sold, and the value of which have declined, NAV would be negatively affected. In addition, in order to raise funds to pay for Shares in the Offer, the Fund may liquidate portfolio securities at a time when the Investment Adviser would not otherwise do so. Liquidating portfolio securities will also entail transaction costs which will negatively affect NAV. A decline in NAV may adversely affect any tendering stockholders whose Shares are accepted for purchase by the Fund, as well as those stockholders who do not sell Shares pursuant to the Offer. Stockholders who retain their Shares may be subject to certain other effects of the Offer. See Section 10.

     Because the Fund will sell portfolio securities during the pendency of the Offer to raise cash for the purchase of Shares, the Fund may temporarily hold a greater than normal percentage of its assets in cash and cash equivalents.

     13. Additional Information. The Fund has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission (the "SEC"); the Schedule 13E-4 includes certain additional information relating to the Offer, which material may be inspected and copied at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and Seven World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or may be viewed and downloaded by accessing the SEC's EDGAR database through the SEC's website at http://www.sec.gov.

     14. Certain U.S. Federal Income Tax Consequences. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer. The discussion is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of Shares. YOU SHOULD CONSULT YOUR OWN TAX ADVISER FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO YOU OF A SALE OF SHARES PURSUANT TO THE OFFER, INCLUDING POTENTIAL STATE, LOCAL AND NON-U.S. TAXATION BY TAXING JURISDICTIONS OF WHICH YOU ARE A RESIDENT OR DOMICILIARY.

     U.S. Stockholders. Under current federal income tax law, regulations and Internal Revenue Service rulings, it is anticipated that stockholders selling Shares in accordance with the terms of the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received pursuant to the Offer and the adjusted tax basis of the Shares sold. Such gain or loss will be capital gain or loss if the Shares sold have been held by the tendering stockholder as a capital asset. In general, capital gain or loss with respect to the Shares sold will be long-term capital gain or loss if such Shares have been held for more than one year. Net capital gain recognized by an individual from the sale of Shares pursuant to the Offer that have been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale of Shares pursuant to the Offer that have been held for more than 12 months but not for more than 18 months will be subject to tax at a rate not to exceed 28%. In view of the requirement of the Offer that a tendering stockholder tender or cause the tender of all of the Shares actually owned and constructively owned by such stockholder under Section 318 of the Code as of the date of purchase of Shares pursuant to the Offer, stockholders should consult their tax advisers regarding the application of the constructive ownership rules of Section 318. In general, Section 318 provides that Shares owned by certain family members of, and by entities treated by that section as related to, the tendering stockholder are treated as owned by the tendering stockholder. Under the "wash sale" rules, recognition of a loss on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a stockholder acquires Shares within 30 days before or after the date Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

     The Depositary may be required to withhold 31% of the gross proceeds paid to a stockholder or other payee pursuant to the Offer unless either: (a) the stockholder has completed and submitted to the Depositary the Substitute Form W-9 included with the Transmittal Letter, providing the stockholder's taxpayer identification number/social security number and certifying under penalties of perjury: (i) that such number is correct, and (ii) either that (A) the stockholder is exempt from backup withholding, (B) the stockholder has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding as a result of an under-reporting interest or dividends, or
(C) the Internal Revenue Service has notified the stockholder that the stockholder is no longer subject to backup withholding; or (b) an exception applies under applicable law and Treasury regulations.

     Non-U.S. Stockholders. U.S. taxation of a stockholder who, under the Code, is a non-resident alien individual, foreign trust or estate, foreign corporation or foreign partnership (a "Non-U.S. stockholder") depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by such Non-U.S. stockholder. If income from the Fund is not treated as "effectively connected," any gain realized upon the tender of Shares pursuant to the terms of the Offer will not ordinarily be subject to U.S. taxation. If, however, the Non-U.S. stockholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then, in certain circumstances, gain from the tender of Shares pursuant to the terms of the Offer will be subject to U.S. tax of 30% (or lower treaty rate).

     If the income from the Fund is "effectively connected" with a U.S. trade or business carried on by a Non-U.S. stockholder, then any gain realized upon the sale of Shares of the Fund pursuant to the terms of the Offer will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers.

     Non-U.S. stockholders should provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding. A copy of Form W-8 is provided with the Letter of Transmittal for such stockholders.

     Non-U.S. stockholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of a tender of Shares pursuant to the Offer.

     15. Extension Of Tender Period; Termination; Amendments. The Fund reserves the right, at any time during the pendency of the Offer, to terminate, extend, or amend the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of termination, extension or amendment, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

     Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated or elects to extend the Offer, the purchase price for Shares will be equal to the NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended. Between the previously scheduled Expiration Date and the new Expiration Date, the rights of stockholders (such as rights to tender and withdraw Shares) will remain unchanged. No Shares will be accepted for payment until on or after the new Expiration Date.

     16. Fees And Expenses. The Fund has retained MacKenzie Partners, Inc. to act as Information Agent and PNC Bank, N.A. to act as Depositary in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners. Neither the Information Agent nor the Depositary will make solicitations or recommendations in connection with the Offer. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Offer, including certain liabilities under the federal securities laws.

     The Fund will not pay any fees or commissions to any broker, dealer or any other person (other than the Information Agent and the Depositary) for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Company for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

     17. Miscellaneous. The Offer is not being made to, nor will the Fund accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or "blue sky" laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of or payment for Shares would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or "blue sky" laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Date: July 1, 1998

                                                     The New South Africa Fund
                                                     Inc.
                                                     c/o Custodial Trust Company
                                                     101 Carnegie Center
                                                     Princeton, New Jersey 08540

                                                                       EXHIBIT A

                         THE NEW SOUTH AFRICA FUND INC.

                              FINANCIAL HIGHLIGHTS

     Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements and market price data for the Fund's shares.

                                    FOR THE THREE                                                                FOR THE PERIOD
                                    MONTHS ENDED                       FOR THE YEAR ENDED                       MARCH 11, 1994(*)
                                    MAY 31, 1998    ---------------------------------------------------------        THROUGH
                                     (UNAUDITED)    FEBRUARY 28, 1998   FEBRUARY 28, 1997   FEBRUARY 29, 1996   FEBRUARY 28, 1995
                                       U.S. $            U.S. $              U.S. $              U.S. $              U.S. $
                                    -------------   -----------------   -----------------   -----------------   -----------------
Net asset value, beginning of the
  period..........................       17.56             17.56               19.38               15.89               13.95**
Offering costs charged to
  additional paid-in capital......          --                --                  --                  --               (0.19)
                                       -------           -------             -------             -------             -------
                                         17.56             17.56               19.38               15.89               13.76
                                       -------           -------             -------             -------             -------
Net investment income.............        0.06              0.14+               0.17+               0.33                0.39
Net realized and unrealized
  gain/(loss) on investments,
  foreign currency holdings and
  other assets and liabilities
  denominated in foreign
  currencies......................        1.19              1.15+              (2.12)+              3.96                2.51
                                       -------           -------             -------             -------             -------
Total from investment
  operations......................        1.25              1.29+              (1.95)               4.29                2.90
                                       -------           -------             -------             -------             -------
Dividends and distributions to
  shareholders from:
    Net investment income.........          --             (0.11)              (0.07)              (0.33)              (0.39)
    In excess of net investment
      income......................          --                --                  --               (0.42)              (0.32)
    Net realized gains on
      investments.................                         (0.78)
    In excess of net realized
      gains on investments........          --             (0.42)                 --               (0.05)              (0.06)
                                       -------           -------             -------             -------             -------
Total dividends and distributions
  to shareholders.................          --             (1.31)              (0.07)              (0.80)              (0.77)
                                       -------           -------             -------             -------             -------
Antidilutive impact due to shares
  of beneficial interest
  repurchased.....................          --              0.02                0.20                  --                  --
                                       -------           -------             -------             -------             -------
Net asset value, end of period....       18.81             17.56               17.56               19.38               15.89
                                       -------           -------             -------             -------             -------
Market value, end of period.......       16.50             13.94               14.00               15.38               13.38
                                       =======           =======             =======             =======             =======
Total investment return based
  on:(a)(b)
    Market value..................       18.38%            10.80%              (8.43%)             20.38%               1.50%
    Net asset value...............        7.12%            11.29%              (8.88%)             27.72%              22.25%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000
  omitted)........................      84,592            78,977              79,364              92,196              75,605
Ratio of expenses to average net
  assets..........................        1.99%++           2.07%               2.35%               1.98%               2.10%++
Ratio of net investment income to
  average net assets..............        1.23%++           0.82%               1.01%               1.77%               2.61%++
Portfolio turnover rate...........       13.05%+++         90.53%               9.92%              18.91%              10.88%+++
Average commission rate per
  share(c)........................     $0.0104           $0.0119             $0.0084                  --                  --

------------
*   Commencement of operations
** Initial public offering price of $15.00 per share less underwriting discount of $1.05 per share.
+   Based on average shares outstanding.
++  Annualized.
+++ Not annualized.
(a) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Total investment return does not reflect sales charges or brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on the net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods.
(b) Total investment return for periods of less than one year are not annualized.
(c) Computed by dividing the total amount of brokerage commissions paid by the total shares of investment securities purchased and sold during the respective periods for which commissions were charged, as required by the SEC for fiscal years beginning on or after September 1, 1995.

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                        INVESTMENT PORTFOLIO (UNAUDITED)
                                AT MAY 31, 1998

                                                                             VALUE
DESCRIPTION                                                     SHARES       U.S. $
-----------                                                   ----------   ----------
COMMON STOCKS--92.60%
BOTSWANA--7.81%
Beverages & Hotels--4.02%
  Sechaba Breweries.........................................   2,110,800    3,397,405
                                                                           ----------
Commercial Banks--3.79%
  Barclays Bank of Botswana Ltd.............................      51,000      258,539
  Standard Chartered Bank Botswana Ltd......................     528,900    2,949,326
                                                                           ----------
                                                                            3,207,865
                                                                           ----------
          Total Botswana (cost $4,585,742)                                  6,605,270
                                                                           ----------
SOUTH AFRICA--84.55%
Audio & Video Products--2.88%
  Teljoy Holdings Ltd.......................................   1,080,000    2,440,259
                                                                           ----------
Base Metals--0.12%
  Gencor Ltd................................................      50,000       97,944
                                                                           ----------
Building & Construction--0.57%
  LTA Ltd...................................................     100,000      481,962
                                                                           ----------
Commercial Banks--6.10%
  NBS Holdings Ltd..........................................     467,042      923,937
  Nedcor Ltd................................................      51,949    1,390,409
  Orion Selections Ltd......................................   1,506,590    2,848,957
                                                                           ----------
                                                                            5,163,303
                                                                           ----------
Commercial Services--0.63%
  Sasani Ltd................................................   3,553,875      530,737
                                                                           ----------
Computers--Integrated Systems--7.02%
  Dimension Data Holdings Ltd...............................     289,988    1,940,374
  Persetel Holdings Ltd.....................................     381,790    3,998,578
                                                                           ----------
                                                                            5,938,952
                                                                           ----------
Diversified Operations--15.77%
  Adcorp Holdings Ltd.......................................     236,000    1,327,383
  New Africa Investments Ltd. Class N.......................   1,300,000    1,790,144
  Primedia Ltd. Class N.....................................     490,000    3,896,424
  Real Africa Holdings Ltd..................................   1,009,557    4,562,186
  The Board of Executors Ltd................................     980,000    1,767,646
                                                                           ----------
                                                                           13,343,783
                                                                           ----------
Electronic & Electrical Equipment--1.96%
  Spescom Electronics Ltd...................................     651,200    1,660,835
                                                                           ----------
Finance & Banking--8.74%
  Genbel Securities Ltd.....................................      75,896    1,133,433
  Investec Group Ltd........................................      68,900    3,327,399
  RMB Holdings Ltd..........................................     978,981    2,933,520
                                                                           ----------
                                                                            7,394,352
                                                                           ----------

                         THE NEW SOUTH AFRICA FUND INC.

                                                                             VALUE
DESCRIPTION                                                     SHARES       U.S. $
-----------                                                   ----------   ----------
Food--4.33%
  The Bidvest Group Ltd.....................................     363,631    3,667,334
                                                                           ----------
Furniture & Households--8.88%
  JD Group Ltd..............................................     361,135    3,158,874
  Protea Furnishers Ltd.....................................   4,562,036    4,353,214
                                                                           ----------
                                                                            7,512,088
                                                                           ----------
Gold Mining--1.08%
  Anglo American Corporation of South Africa Ltd............      19,000      910,200
                                                                           ----------
Insurance--6.14%
  Capital Alliance Holdings Ltd.............................     301,962    2,342,602
  Fedsure Holdings Ltd......................................     185,000    2,848,908
                                                                           ----------
                                                                            5,191,510
                                                                           ----------
Investment Companies--7.64%
  Coronation Holdings Ltd. Class N..........................     138,187    2,819,481
  Theta Group Ltd.*.........................................     743,400    3,640,577
                                                                           ----------
                                                                            6,460,058
                                                                           ----------
Retail--Convenience Stores--1.96%
  Metro Cash & Carry Ltd....................................   1,580,164    1,654,941
                                                                           ----------
Stores--4.11%
  Pepkor Ltd................................................     305,001    1,685,902
  Specialty Stores Ltd......................................     520,832      510,123
  Specialty Stores Ltd. Class N.............................   1,316,531    1,276,696
                                                                           ----------
                                                                            3,472,721
                                                                           ----------
Telecommunications Equipment--6.62%
  Allied Technologies Ltd...................................      30,000      948,408
  Paradigm Interactive Media Ltd............................   2,400,000    4,654,762
                                                                           ----------
                                                                            5,603,170
                                                                           ----------
          Total South Africa (cost $48,297,486)                            71,524,149
                                                                           ----------
ZIMBABWE--0.24%
Commercial Banks--0.24%
  NMBZ Holdings Ltd.........................................     285,000      200,055
                                                                           ----------
          Total Zimbabwe (cost $821,801)                                      200,055
                                                                           ----------
TOTAL COMMON STOCKS
  (cost $53,705,029)                                                       78,329,474
                                                                           ----------

                         THE NEW SOUTH AFRICA FUND INC.

                                                                 PAR         VALUE
DESCRIPTION                                                     (000)        U.S. $
-----------                                                   ----------   ----------
DEBT OBLIGATION--4.20%
     Republic of South Africa Bond, 13.50%, 09/15/15 (cost
      $3,763,431)...........................................    R 19,000    3,552,934
                                                                           ----------
SHORT-TERM INVESTMENTS--2.86%
Repurchase Agreement--2.86%
     Repurchase agreement dated 05/29/98 with Bear, Stearns
      & Co. Inc., 5.45%, due 06/01/98, collateralized by
      $2,696,941 Federal National Mortgage Association Gtd.
      9.744%, 03/25/24; total value $2,447,878; proceeds:
      $2,418,079 (cost $2,416,981)..........................  U.S.$2,417    2,416,981
                                                                           ----------
TOTAL INVESTMENTS--99.66% (Cost $59,885,441)(a)                            84,299,389
CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES--.34%                          292,307
                                                                           ----------
NET ASSETS--100.00%                                                        84,591,696
                                                                           ==========

------------

*     Non income producing securities.

R     Republic of South Africa rand.

U.S.$ United States dollars.

(a) Aggregate cost of U.S. federal income tax purposes is $59,885,441. The aggregate unrealized appreciation/(depreciation) for all securities is as follows:

                                                                       U.S. $
                                                                     ----------
       Excess of market value over tax cost........................  25,837,653
       Excess of tax cost over market value........................  (1,423,705)
                                                                     ----------
       Net unrealized appreciation.................................  24,413,948
                                                                     ==========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED)

                                AT MAY 31, 1998

                                                                U.S.$
                                                              ----------
ASSETS
Investments, at value (cost $59,885,441) (Note 2)...........  84,299,389
Cash (representing foreign currency holdings with a cost of
  $31,257 in an interest-bearing account)...................      30,704
Receivables:
  Dividends.................................................     305,826
  Interest..................................................     112,136
Deferred organizational costs and prepaid expenses..........      54,056
                                                              ----------
TOTAL ASSETS................................................  84,802,111
                                                              ==========
LIABILITIES
Payables:
  Investment advisory fees (Note 4).........................      94,107
  Administration fees (Note 4)..............................      21,771
  Directors' fees...........................................      16,551
  Other accrued expenses....................................      77,986
                                                              ----------
TOTAL LIABILITIES...........................................     210,415
                                                              ----------
NET ASSETS..................................................  84,591,696
                                                              ==========
Net assets consist of:
Common stock, $0.001 par value (200,000,000 shares
  authorized; 4,496,521 shares issued and outstanding) (Note
  7)........................................................       4,497
Additional paid-in capital..................................  61,028,440
Undistributed net investment income.........................     393,439
Accumulated net realized loss on investments and foreign
  currency transactions.....................................  (1,238,162)
Net unrealized appreciation on investments, foreign currency holdings and other assets and liabilities denominated in
  foreign currencies........................................  24,403,482
                                                              ----------
NET ASSETS..................................................  84,591,696
                                                              ==========
NET ASSET VALUE PER SHARE
  ($84,591,696 / 4,496,521).................................  $    18.81
                                                              ==========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                      STATEMENT OF OPERATIONS (UNAUDITED)

                    FOR THE THREE MONTHS ENDED MAY 31, 1998

                                                                U.S.$
                                                              ---------
INVESTMENT INCOME
Dividends (Note 2)..........................................    497,871
Less: foreign withholding taxes.............................     (2,320)
Interest....................................................    186,225
                                                              ---------
TOTAL INVESTMENT INCOME.....................................    681,776
                                                              ---------
EXPENSES
Investment advisory fees (Note 4)...........................    264,683
Professional fees...........................................     33,948
Administration fees (Note 4)................................     31,762
Custodian fees..............................................     19,780
Accounting fees.............................................     18,601
Directors' fees and expenses................................     11,652
Reports and notices to shareholders.........................     11,040
Transfer agent fees and expenses............................      9,660
Insurance...................................................      8,421
Amortization of organizational costs (Note 1)...............      5,494
NYSE listing fees...........................................      3,731
Miscellaneous...............................................      2,566
                                                              ---------
TOTAL EXPENSES..............................................    421,338
                                                              ---------
NET INVESTMENT INCOME.......................................    260,438
                                                              ---------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS, FOREIGN
  CURRENCY HOLDINGS AND OTHER ASSETS AND LIABILITIES
  DENOMINATED IN FOREIGN CURRENCIES (Note 2)
Net realized gain/(loss) on:
  Investments...............................................    653,222
  Foreign currency transactions.............................    (12,530)
                                                              ---------
                                                                640,692
                                                              ---------
Net change in unrealized appreciation/(depreciation) on:
  Investments...............................................  4,721,443
  Foreign currency holdings and other assets and liabilities
     denominated in foreign currencies......................     (8,189)
                                                              ---------
                                                              4,713,254
                                                              ---------
Net realized and unrealized gain on investments, foreign
  currency holdings and other assets and liabilities
  denominated in foreign currencies.........................  5,353,946
                                                              ---------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS........  5,614,384
                                                              =========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                       STATEMENT OF CHANGES IN NET ASSETS

                                                              FOR THE THREE
                                                              MONTHS ENDED
                                                              MAY 31, 1998    FOR THE YEAR ENDED
                                                               (UNAUDITED)    FEBRUARY 28, 1998
                                                                  U.S.$             U.S.$
                                                              -------------   ------------------
INCREASE/(DECREASE) IN NET ASSETS
  OPERATIONS
                                                                  260,438                637,707
  Net investment income.....................................
                                                                  640,692              3,483,467
  Net realized gain on investments and foreign currency
     transactions...........................................
                                                                4,713,254              1,676,678
  Net change in unrealized appreciation/(depreciation) on
     investments, foreign currency holdings and other assets
     and liabilities denominated in foreign currencies......
                                                               ----------     ------------------
                                                                5,614,384              5,797,852
  Net increase in net assets resulting from operations......
                                                               ----------     ------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM
                                                                       --              (515,660)
  Net investment income.....................................
                                                                                     (3,496,384)
  Net realized gains on investments.........................
                                                                       --            (1,878,854)
  In excess of net realized gains on investments............
                                                               ----------     ------------------
                                                                       --            (5,890,898)
                                                               ----------     ------------------
CAPITAL STOCK TRANSACTIONS
                                                                       --              (293,944)
  Cost of shares repurchased................................
                                                               ----------     ------------------
                                                                5,614,384              (386,990)
NET INCREASE/(DECREASE) IN NET ASSETS.......................
Net Assets:
                                                               78,977,312             79,364,302
Beginning of period.........................................
                                                               ----------     ------------------
                                                               84,591,696             78,977,312
End of period (including undistributed net investment income of $393,439 and $133,001, respectively)...................
                                                               ==========     ==================

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                   NOTES TO FINANCIAL STATEMENTS--(UNAUDITED)

                                AT MAY 31, 1998

1. ORGANIZATION

     The New South Africa Fund Inc. (the "Fund") was incorporated in the State of Maryland on January 11, 1994 as a registered, non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Organizational costs of $109,346 have been deferred and are being amortized on a straight-line basis over a 60-month period from the date the Fund commenced operations.

2. SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies, which are generally accepted in the United States of America, followed by the Fund.

     i) Security Valuation

     All securities for which the primary market is an exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Portfolio securities that are actively traded on the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued at the mean between the most recently quoted bid and asked prices provided by the principal market makers. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors. U.S. government securities and other debt instruments having 60 days or less remaining until maturity are stated at amortized cost if their original maturity was 60 days or less, or by amortizing their market value as of the 61st day prior to maturity if their original term to maturity exceeded 60 days (unless in either case the Board of Directors determines that this method does not represent fair value).

     ii) Repurchase Agreements

     The Fund may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by the Fund from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Fund is authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities. The Investment Adviser monitors the continued creditworthiness of counterparties, subject to the supervision of the Fund's Board of Directors. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily. In the event of default or bankruptcy of the counterparty, the Fund's realization of the value of the collateral may be delayed or limited.

     iii) Taxes

     It is the intention of the Fund to continue to qualify as a regulated investment company and to distribute, at least annually, substantially all of its net investment income and any net long-term capital gains in excess of net short-term capital losses. Accordingly, no provision for U.S. federal income taxes is required. In addition, by distributing during each calendar year substantially all of its net investment income, capital gains and certain other amounts, if any, the Fund intends not to be subject to a U.S. federal excise tax.

     For U.S. federal income tax purposes, realized capital losses and foreign exchange losses incurred after October 31, but within the fiscal year are deemed to arise on the first day of the following fiscal year. For the fiscal year ended February 28, 1998, the Fund incurred and elected to defer $1,341,276 of realized capital losses and $537,578 of realized foreign exchange losses.

                         THE NEW SOUTH AFRICA FUND INC.

     The Republic of South Africa ("South Africa") does not impose a withholding tax on dividends paid by South African companies to the Fund. However, other income received by the Fund from sources within South Africa or Southern African regions may be subject to withholding and other taxes imposed by such countries.

     iv) Investment Transactions and Investment Income

     Investment transactions are accounted for on the trade date. Realized gains and losses on the sale of investment securities are determined on the identified cost basis. Interest income is recorded on the accrual basis and amortization of premium and discount are recorded on a straight-line basis. Dividend income and other distributions are recorded on the ex-dividend date or as the Fund becomes aware of such dividends. The collectibility of income receivable from foreign securities is evaluated periodically and resulting allowance for uncollectible amounts, if any, are reflected currently in the determination of net investment income. At May 31, 1998, no such allowance was established.

     v) Distribution of Income and Gains

     The Fund intends to distribute to shareholders at least annually, substantially all of its net investment income and net realized capital gains. Dividends and distributions to shareholders are recorded by the Fund on the ex-dividend date.

     The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within capital accounts based on their U.S. federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for U.S. federal income tax purposes, they are reported as distributions of paid-in capital.

     vi) Foreign Currency Translation

     The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the 12 p.m. mid-market price of such currencies against U.S. dollars as quoted by major New York banks as follows:

     - investments, other assets and liabilities; at the prevailing rates of exchange on the valuation date;

     - investment transactions and investment income and expenses: at the prevailing rates of exchange on the dates of such transactions.

     Although the net assets of the Fund are presented at the foreign exchange rates and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of equity-related securities sold during the period. Accordingly, realized and unrealized foreign currency gains and losses with respect to such securities are included in the reported net realized and unrealized gains and losses on investment transactions balances. However, the Fund does isolate the effect of fluctuations in foreign exchange rates when determining the gain or loss upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S.

                         THE NEW SOUTH AFRICA FUND INC.

federal income tax regulations. Such amount is categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes.

     Net currency gains from valuing foreign currency denominated assets and liabilities (other than investments) at period-end exchange rates are reflected as a component of net unrealized appreciation/depreciation on investments, foreign currency holdings, and other assets and liabilities denominated in foreign currencies.

     Net realized foreign exchange losses of $12,530 represent foreign exchange gains and losses from sales and maturities of debt securities, holdings of foreign currencies, transactions in forward foreign currency contracts, exchange gains or losses realized between the trade dates and settlement dates on security transactions, and the difference between the amounts of interest and dividends recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received.

3. INVESTMENT TRANSACTIONS

     For the three months ended May 31, 1998, total purchases and sales of portfolio investments excluding short-term securities, were $12,826,359 and $10,250,189, respectively.

4. INVESTMENT ADVISER AND ADMINISTRATOR

     i) Fleming International Asset Management Limited provides investment advisory services to the Fund under the terms of an Investment Advisory Agreement. Under the Investment Advisory Agreement, the Investment Adviser is paid a monthly advisory fee at an annual rate of 1.25% of the Fund's average weekly net assets.

     ii) Bear Stearns Funds Management Inc. (the "Administrator"), a wholly-owned subsidiary of The Bear Stearns Companies Inc., provides administrative services to the Fund under an Administration Agreement. The Administrator receives a fee that is computed weekly and paid quarterly at an annual rate of 0.15% of the Fund's average weekly net assets.

5. TRANSACTIONS WITH AFFILIATES

     For the three months ended May 31, 1998, the Fund paid $6,166 in brokerage commissions to Fleming Martin Ltd., an affiliate of the Investment Adviser.

6. CONCENTRATION OF RISK

     The South African and the Southern African regions' securities markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the securities of many companies in South Africa or Southern African regions may be held by a limited number of persons, which may limit the number of securities available for investment by the Fund. The limited liquidity of South Africa and the Southern African region securities markets may also affect the Fund's ability to acquire or dispose of securities at the price and time it wishes to do so. The Fund, subject to local investment limitation, may invest up to 10% of its assets in non-publicly traded equity securities which may involve a high degree of business and financial risk and may result in substantial losses. Because of the current absence of any liquid trading market for these investments, the Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on such sales could be less than those originally paid by the Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded. At May 31, 1998, the Fund held no such securities.

                         THE NEW SOUTH AFRICA FUND INC.

     The Fund is permitted to engage in the trading of sovereign debt of South Africa or Southern African regions which involves a substantial degree of risk. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with the terms of such debt. Sovereign debt in which the Fund invests is widely considered to have credit quality below investment grade as determined by U.S. rating agencies. As a result, sovereign debt may be regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involves major risk exposure to adverse conditions. However, the Fund's investment in the government bond held at May 31, 1998 has been rated by U.S. rating agencies as investment grade.

7. CAPITAL STOCK

     The authorized capital stock of the Fund is 200,000,000 shares of common stock, $0.001 par value. Of the 4,496,521 shares outstanding at May 31, 1998, Robert Fleming Inc., an affiliate of the Investment Adviser, owned 7,169 shares. In addition to the issuance of common stock to Robert Fleming Inc., a public offering of the Fund's shares by a group of underwriters resulted in the issuance of 4,750,000 shares of the Fund's common stock.

     On February 29, 1996, the Board of Directors announced that it had given the Fund's Investment Adviser discretion to cause the Fund to repurchase up to 5% of the outstanding shares when the discount to net asset value exceeds 20%. During the quarter ended February 28, 1996, the Fund repurchased 5% or 237,858 of its outstanding shares.

     In addition, on February 20, 1997, the Board of Directors announced a second share repurchase program with identical terms to the initial program. During the fiscal year ended February 28, 1998 the Fund repurchased 22,790 of its outstanding shares. There were no Fund share repurchases during the three months ended May 31, 1998.

8. SUBSEQUENT EVENT--TENDER OFFER

     The Board of Directors has approved a tender offer for up to 10% of the Fund's shares. Tendered shares will be accepted by the Fund at their net asset value on the last day of the tender offering period, currently anticipated to commence in June or July 1998 and conclude in August 1998. If more than 10% of the shares are tendered, they will be accepted on a pro rata basis.

                         THE NEW SOUTH AFRICA FUND INC.

                              FINANCIAL HIGHLIGHTS

     Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements and market price data for the Fund's shares.

                                                                                                     FOR THE PERIOD
                                                          FOR THE YEAR ENDED                         MARCH 11, 1994*
                                       ---------------------------------------------------------         THROUGH
                                       FEBRUARY 28, 1998   FEBRUARY 28, 1997   FEBRUARY 29, 1996    FEBRUARY 28, 1995
                                            U.S. $              U.S. $              U.S. $               U.S. $
                                       -----------------   -----------------   -----------------    -----------------
Net asset value, beginning of
  period.............................         17.56               19.38               15.89                13.95**
Offering costs charged to additional
  paid-in capital....................            --                  --                  --                (0.19)
                                            -------             -------             -------               ------
                                              17.56               19.38               15.89                13.76
                                            -------             -------             -------               ------
Net investment income................          0.14+               0.17+               0.33                 0.39
Net realized and unrealized
  gain/(loss) on investments, foreign
  currency holdings and other assets
  and liabilities denominated in
  foreign currencies.................          1.15+              (2.12)+              3.96                 2.51
                                            -------             -------             -------               ------
Total from investment operations.....          1.29+              (1.95)+              4.29                 2.90
                                            -------             -------             -------               ------
Dividends and distributions to
  shareholders from:
  Net investment income..............         (0.11)              (0.07)              (0.33)               (0.39)
  In excess of net investment
    income...........................                                --               (0.42)               (0.32)
  Net realized gains on
    investments......................         (0.78)                 --               (0.05)               (0.06)
  In excess of net realized gains on
    investments......................         (0.42)                 --                  --                   --
                                            -------             -------             -------               ------
Total dividends and distributions to
  shareholders.......................         (1.31)              (0.07)              (0.80)               (0.77)
                                            -------             -------             -------               ------
Antidilutive impact due to shares of
  beneficial interest repurchased....          0.02                0.20                  --                   --
                                            -------             -------             -------               ------
Net asset value, end of period.......         17.56               17.56               19.38                15.89
                                            =======             =======             =======               ======
Market value, end of period..........         13.94               14.00               15.38                13.38
                                            =======             =======             =======               ======
Total investment return based on:
  (a)(b)
  Market value.......................         10.80%              (8.43)%             20.38                 1.50%
  Net asset value....................         11.29%              (8.88)%             27.72                22.25%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000
  omitted)...........................        78,977              79,364              92,196               75,605
Ratio of expenses to average net
  assets.............................          2.07%               2.35%               1.98%                2.10%++
Ratio of net investment income to
  average net assets.................          0.82%               1.01%               1.77%                2.61%++
Portfolio turnover rate..............         90.53%               9.92%              18.91%               10.88%+++
Average commission rate per share
  (c)................................       $0.0119             $0.0084                  --                   --

---------------

*   Commencement of operations.
** Initial public offering price of $15.00 per share less underwriting discount of $1.05 per share.
+   Based on average shares outstanding.

++  Annualized.
+++ Not annualized.
(a) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Total investment return does not reflect sales charges or brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on the net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods.
(b) Total investment return for periods of less than one year are not annualized.
(c) Computed by dividing the total amount of brokerage commissions paid by the total shares of investment securities purchased and sold during the respective periods for which commissions were charged, as required by the SEC for fiscal years beginning on or after September 1, 1995.

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                              INVESTMENT PORTFOLIO

                              AT FEBRUARY 28, 1998

                                                                             MARKET
                                                                             VALUE
DESCRIPTION                                                    SHARES        U.S. $
-----------                                                   ---------    ----------
COMMON STOCKS--88.74%
BOTSWANA--5.74%
BEVERAGES & HOTELS--2.87%
  Sechaba Breweries*........................................  2,110,800     2,267,162
                                                                           ----------
COMMERCIAL BANKS--2.87%
  Barclays Bank of Botswana Ltd.............................     51,000       215,438
  Standard Chartered Bank Botswana Ltd......................    520,900     2,046,903
                                                                           ----------
                                                                            2,262,341
                                                                           ----------
TOTAL BOTSWANA (cost $4,545,249)                                            4,529,503
                                                                           ----------
SOUTH AFRICA--82.74%
AUDIO & VIDEO PRODUCTS--1.94%
  Teljoy Holdings Ltd.......................................    750,000     1,532,932
                                                                           ----------
BEVERAGES & HOTELS--2.64%
  The South African Breweries Ltd...........................     74,382     2,086,274
                                                                           ----------
BUILDING & CONSTRUCTION--0.66%
  LTA Ltd...................................................    100,000       521,096
                                                                           ----------
CHEMICALS & OIL--1.08%
  Sasol Ltd.................................................     99,889       853,042
                                                                           ----------
COMMERCIAL BANKS--9.72%
  NBS Holdings Ltd..........................................    467,042     1,464,967
  Nedcor Ltd................................................     51,949     1,513,840
  Orion Selections Ltd......................................  1,506,590     4,695,222
                                                                           ----------
                                                                            7,674,029
                                                                           ----------
COMMERCIAL SERVICES--0.63%
  Sasani Ltd................................................  3,037,500       497,899
                                                                           ----------
COMPUTERS--INTEGRATED SYSTEMS--6.09%
  Dimension Data Holdings Ltd...............................    289,988     1,725,312
  Persetel Q Data Holdings Ltd..............................    381,791     3,082,754
                                                                           ----------
                                                                            4,808,066
                                                                           ----------
DIVERSIFIED OPERATIONS--6.58%
  Primedia Ltd. Class N.....................................    490,000     3,093,791
  The Board of Executors Ltd................................     49,000     2,102,191
                                                                           ----------
                                                                            5,195,982
                                                                           ----------
ELECTRONIC & ELECTRICAL EQUIPMENT--1.08%
  Spescom Electronics Ltd...................................    511,200       853,464
                                                                           ----------

                         THE NEW SOUTH AFRICA FUND INC.

                                                                             MARKET
                                                                             VALUE
DESCRIPTION                                                    SHARES        U.S. $
-----------                                                   ---------    ----------
FINANCE & BANKING--10.50%
  Genbel Securities Ltd.....................................     75,896       959,929
  Investec Group Ltd........................................     62,900     3,113,490
  RMB Holdings Ltd..........................................    851,288     4,220,685
                                                                           ----------
                                                                            8,294,104
                                                                           ----------
FOOD--4.63%
  The Bidvest Group Ltd.....................................    363,631     3,657,278
                                                                           ----------
FURNITURE & HOUSEHOLDS--8.83%
  JD Group Ltd..............................................    358,243     3,425,467
  Protea Furnishers Ltd.....................................  4,520,000     3,549,037
                                                                           ----------
                                                                            6,974,504
                                                                           ----------
GOLD MINING--2.12%
  Anglo American Corporation of South Africa Ltd............     40,000     1,675,601
                                                                           ----------
INSURANCE--9.14%
  Capital Alliance Holdings Ltd.............................    301,962     1,830,162
  Fedsure Holdings Ltd......................................    185,000     2,770,408
  Liberty Life Association of Africa Ltd....................     86,278     2,618,977
                                                                           ----------
                                                                            7,219,547
                                                                           ----------
INVESTMENT COMPANIES--7.38%
  Coronation Holdings Ltd. Class N..........................    138,187     2,446,896
  Theta Group Ltd. *........................................  1,100,000     3,383,581
                                                                           ----------
                                                                            5,830,477
                                                                           ----------
RETAIL--CONVENIENCE STORES--2.15%
  Metro Cash & Carry Ltd....................................  1,580,164     1,694,800
                                                                           ----------
RETAIL--MISCELLANEOUS/DIVERSIFIED--1.27%
  Mathomo Group Ltd.........................................  1,412,240     1,000,269
                                                                           ----------
STORES--4.68%
  Pepkor Ltd................................................    305,001     2,092,383
  Specialty Stores Ltd......................................    520,832       484,837
  Specialty Stores Ltd. Class N.............................  1,316,531     1,118,976
                                                                           ----------
                                                                            3,696,196
                                                                           ----------
TELECOMMUNICATIONS EQUIPMENT--1.62%
  Allied Technologies Ltd...................................     30,000       729,736
  Plessey Corporation Ltd...................................    400,000       550,439
                                                                           ----------
                                                                            1,280,175
                                                                           ----------
TOTAL SOUTH AFRICA (cost $45,143,434)                                      65,345,735
                                                                           ----------
ZIMBABWE--0.26%
COMMERCIAL BANKS--0.26%
  NMBZ Holdings Ltd. (cost $786,953)........................    250,000       208,333
                                                                           ----------
TOTAL COMMON STOCKS
  (cost $50,475,636)                                                       70,083,571
                                                                           ----------

                         THE NEW SOUTH AFRICA FUND INC.

                                                                  PAR         VALUE
DESCRIPTION                                                      (000)        U.S. $
-----------                                                   -----------   ----------
DEBT OBLIGATION--4.87%
  Republic of South Africa Bond, 13.50%, 09/15/15
     (cost $3,761,697)......................................   R   19,000    3,846,267
                                                                            ----------
SHORT-TERM INVESTMENT--6.32%
REPURCHASE AGREEMENT--6.32%
Repurchase Agreement dated 02/27/98 with Bear, Stearns & Co.
  Inc., 5.54%, due 03/02/98, collateralized by $5,148,649
  Federal National Mortgage Association 7.00%, due 04/25/24;
  total value: $5,058,548; proceeds: $4,995,911 (cost
  $4,993,606)...............................................  U.S.$ 4,994    4,993,606
                                                                            ----------
TOTAL INVESTMENTS--99.93%
  (cost $59,230,939)(a)                                                     78,923,444
CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES--0.07%                           53,868
                                                                            ----------
NET ASSETS--100.00%                                                         78,977,312
                                                                            ==========

------------
*    Non income producing securities.
R    Republic of South Africa rand.
U.S.$United States dollars.
(a) Aggregate cost for U.S. federal income tax purposes is $59,230,939. The aggregate unrealized appreciation/(depreciation) for all securities is as follows:

                                                                      U.S. $
                                                                    ----------
      Excess of market value over tax cost........................  22,277,936
      Excess of tax cost over market value........................  (2,585,431)
                                                                    ----------
      Net unrealized appreciation.................................  19,692,505
                                                                    ==========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                      STATEMENT OF ASSETS AND LIABILITIES

                              AT FEBRUARY 28, 1998

                                                                 U.S.$
                                                              -----------
ASSETS
Investments, at value (cost $59,230,939) (Note 2)...........   78,923,444
Cash (representing foreign currency holdings with a cost of
  $134,291 in an interest-bearing account)..................      135,288
Receivables:
  Interest..................................................      268,117
  Dividends.................................................       28,295
Deferred organizational costs and prepaid expenses (Note
  1)........................................................       23,582
                                                              -----------
TOTAL ASSETS................................................   79,378,726
                                                              -----------
LIABILITIES
Payables:
  Investment advisory fees (Note 4).........................      134,519
  Directors' fees...........................................       41,399
  Administration fees (Note 4)..............................       16,146
  Other accrued expenses....................................      209,350
                                                              -----------
TOTAL LIABILITIES...........................................      401,414
                                                              -----------
NET ASSETS..................................................   78,977,312
                                                              ===========
NET ASSETS CONSIST OF:
  Common stock, $0.001 par value (200,000,000 shares
     authorized; 4,496,521 shares issued and outstanding)
     (Note 7)...............................................        4,497
  Additional paid-in capital................................   61,028,440
  Undistributed net investment income.......................      133,001
  Accumulated net realized loss on investments and foreign
     currency transactions..................................   (1,878,854)
  Net unrealized appreciation on investments, foreign
     currency holdings and other assets and liabilities
     denominated in foreign currencies......................   19,690,228
                                                              -----------
NET ASSETS..................................................   78,977,312
                                                              ===========
NET ASSET VALUE PER SHARE
  ($78,977,312 / 4,496,521).................................  $     17.56
                                                              ===========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                      STATEMENT OF ASSETS AND LIABILITIES

                      FOR THE YEAR ENDED FEBRUARY 28, 1998

                                                               U.S. $
                                                              ---------
INVESTMENT INCOME
Dividends (net of foreign withholding taxes of $5,054) (Note
  2)........................................................  1,217,406
Interest....................................................  1,034,960
                                                              ---------
TOTAL INVESTMENT INCOME.....................................  2,252,366
                                                              ---------
EXPENSES
Investment advisory fees (Note 4)...........................    973,141
Professional fees...........................................    164,198
Administration fees (Note 4)................................    117,110
Custodian fees..............................................     87,122
Accounting fees.............................................     75,359
Transfer agent fees and expenses............................     41,284
Insurance...................................................     41,085
Directors' fees and expenses................................     38,030
Reports and notices to shareholders.........................     24,835
Amortization of organizational costs (Note 1)...............     21,798
NYSE listing fees...........................................     16,779
Miscellaneous...............................................     13,918
                                                              ---------
TOTAL EXPENSES..............................................  1,614,659
                                                              ---------
NET INVESTMENT INCOME.......................................    637,707
                                                              ---------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS, FOREIGN
  CURRENCY HOLDINGS AND OTHER ASSETS AND LIABILITIES
  DENOMINATED IN FOREIGN CURRENCIES (Note 2)
Net realized gain/(loss) on:
  Investments...............................................  3,973,595
  Foreign currency transactions.............................   (490,128)
                                                              ---------
                                                              3,483,467
                                                              ---------
Net change in unrealized appreciation/(depreciation) on:
  Investments...............................................  1,848,813
  Foreign currency holdings and other assets and liabilities
     denominated in foreign currencies......................   (172,135)
                                                              ---------
                                                              1,676,678
                                                              ---------
Net realized and unrealized gain on investments, foreign
  currency holdings and other assets and liabilities
  denominated in foreign currencies.........................  5,160,145
                                                              ---------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS........  5,797,852
                                                              =========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                       STATEMENT OF CHANGES IN NET ASSETS

                                                                       FOR THE YEAR ENDED
                                                              -------------------------------------
                                                              FEBRUARY 28, 1998   FEBRUARY 28, 1997
                                                                   U.S. $              U.S. $
                                                              -----------------   -----------------
INCREASE/(DECREASE) IN NET ASSETS OPERATIONS
  Net investment income.....................................        637,707              771,986
  Net realized gain/(loss) on investments and foreign
     currency transactions..................................      3,483,467             (630,421)
  Net change in unrealized appreciation on investments,
     foreign currency holdings and other assets and
     liabilities denominated in foreign currencies..........      1,676,678           (9,258,326)
                                                                 ----------          -----------
  Net increase/(decrease) in net assets resulting from
     operations.............................................      5,797,852           (9,116,761)
                                                                 ----------          -----------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income.....................................       (515,660)            (335,785)
  Net realized gains on investments.........................     (3,496,384)                  --
  In excess of net realized gains on investments............     (1,878,854)                  --
                                                                 ----------          -----------
                                                                 (5,890,898)            (335,785)
                                                                 ----------          -----------
CAPITAL STOCK TRANSACTIONS
  Cost of shares repurchased................................       (293,944)          (3,379,400)
                                                                 ----------          -----------
NET DECREASE IN NET ASSETS..................................       (386,990)         (12,831,946)
Net Assets:
  Beginning of year.........................................     79,364,302           92,196,248
                                                                 ----------          -----------
  End of year...............................................     78,977,312*          79,364,302
                                                                 ==========          ===========

------------

* Includes undistributed net investment income of $133,001.

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                         NOTES TO FINANCIAL STATEMENTS

                              AT FEBRUARY 28, 1998

1. ORGANIZATION

     The New South Africa Fund Inc. (the "Fund") was incorporated in the State of Maryland on January 11, 1994 as a registered, non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Organizational costs of $109,346 have been deferred and are being amortized on a straight-line basis over a 60-month period from the date the Fund commenced operations.

2. SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies, which are generally accepted in the United States of America, followed by the Fund.

     i) Security Valuation

     All securities for which the primary market is an exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Portfolio securities that are actively traded on the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued at the mean between the most recently quoted bid and asked prices provided by the principal market makers. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors. U.S. government securities and other debt instruments having 60 days or less remaining until maturity are stated at amortized cost if their original maturity was 60 days or less, or by amortizing their market value as of the 61st day prior to maturity if their original term to maturity exceeded 60 days (unless in either case the Board of Directors determines that this method does not represent fair value).

     ii) Repurchase Agreements

     The Fund may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by the Fund from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Fund is authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities. The Investment Adviser monitors the continued creditworthiness of counterparties, subject to the supervision of the Fund's Board of Directors. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily. In the event of default or bankruptcy of the counterparty, the Fund's realization of the value of the collateral may be delayed or limited.

     iii) Taxes

     It is the intention of the Fund to continue to qualify as a regulated investment company and to distribute, at least annually, substantially all of its net investment income and any net long-term capital gains in excess of net short-term capital losses. Accordingly, no provision for U.S. federal income taxes is required. In addition, by distributing during each calendar year substantially all of its net investment income, capital gains and certain other amounts, if any, the Fund intends not to be subject to a U.S. federal excise tax.

     For U.S. federal income tax purposes, realized capital losses and foreign exchange losses incurred after October 31, but within the fiscal year are deemed to arise on the first day of the following fiscal year. For the fiscal year ended February 28, 1998, the Fund incurred and elected to defer $1,341,276 of realized capital losses and $537,578 of realized foreign exchange losses.

                         THE NEW SOUTH AFRICA FUND INC.

     The Republic of South Africa ("South Africa") does not impose a withholding tax on dividends paid by South African companies to the Fund. However, other income received by the Fund from sources within South Africa or Southern African regions may be subject to withholding and other taxes imposed by such countries.

     iv) Investment Transactions and Investment Income

     Investment transactions are accounted for on the trade date. Realized gains and losses on the sale of investment securities are determined on the identified cost basis. Interest income is recorded on the accrual basis and amortization of premium and discount are recorded on a straight-line basis. Dividend income and other distributions are recorded on the ex-dividend date or as the Fund becomes aware of such dividends. The collectibility of income receivable from foreign securities is evaluated periodically and resulting allowance for uncollectible amounts, if any, are reflected currently in the determination of net investment income. At February 28, 1998, no such allowance was established.

     v) Distribution of Income and Gains

     The Fund intends to distribute to shareholders at least annually, substantially all of its net investment income and net realized capital gains. Dividends and distributions to shareholders are recorded by the Fund on the ex-dividend date.

     The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within capital accounts based on their U.S. federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for U.S. federal income tax purposes, they are reported as distributions of paid-in capital. At February 28, 1998, the Fund reclassified within the composition of net assets permanent book/tax differences relating to realized gains on foreign currency denominated transactions of $10,954 from accumulated realized losses to undistributed net investment income.

     vi) Foreign Currency Translation

     The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the 12 p.m. mid-market price of such currencies against U.S. dollars as quoted by major New York banks as follows:

     - investments, other assets and liabilities; at the prevailing rates of exchange on the valuation date;

     - investment transactions and investment income and expenses: at the prevailing rates of exchange on the dates of such transactions.

     Although the net assets of the Fund are presented at the foreign exchange rates and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of equity-related securities sold during the period. Accordingly, realized and unrealized foreign currency gains and losses with respect to such securities are included in the reported net realized and unrealized gains and losses on investment transactions balances. However, the Fund does isolate the effect of fluctuations in foreign exchange rates when determining

                         THE NEW SOUTH AFRICA FUND INC.

the gain or loss upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S. federal income tax regulations. Such amount is categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes.

     Net currency gains from valuing foreign currency denominated assets and liabilities (other than investments) at period-end exchange rates are reflected as a component of net unrealized appreciation/depreciation on investments, foreign currency holdings, and other assets and liabilities denominated in foreign currencies.

     Net realized foreign exchange losses of $490,128 represent foreign exchange gains and losses from sales and maturities of debt securities, holdings of foreign currencies, transactions in forward foreign currency contracts, exchange gains or losses realized between the trade dates and settlement dates on security transactions, and the difference between the amounts of interest and dividends recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received.

3. INVESTMENT TRANSACTIONS

     For the year ended February 28, 1998, total purchases and sales of portfolio investments excluding short-term securities, were $64,462,776 and $66,290,417, respectively.

4. INVESTMENT ADVISER AND ADMINISTRATOR

     i) Fleming International Asset Management Limited provides investment advisory services to the Fund under the terms of an Investment Advisory Agreement. Under the Investment Advisory Agreement, the Investment Adviser is paid a monthly advisory fee at an annual rate of 1.25% of the Fund's average weekly net assets.

     ii) Bear Stearns Funds Management Inc. (the "Administrator"), a wholly-owned subsidiary of The Bear Stearns Companies Inc., provides administrative services to the Fund under an Administration Agreement. The Administrator receives a fee that is computed weekly and paid quarterly at an annual rate of 0.15% of the Fund's average weekly net assets.

5. TRANSACTIONS WITH AFFILIATES

     For the year ended February 28, 1998, the Fund paid $207,152 and $10,537 in brokerage commissions to Fleming Martin Ltd. and Robert Fleming Inc., respectively, affiliates of the Investment Adviser.

6. CONCENTRATION OF RISK

     The South African and the Southern African regions' securities markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the securities of many companies in South Africa or Southern African regions may be held by a limited number of persons, which may limit the number of securities available for investment by the Fund. The limited liquidity of South Africa and the Southern African region securities markets may also affect the Fund's ability to acquire or dispose of securities at the price and time it wishes to do so. The Fund, subject to local investment limitation, may invest up to 10% of its assets in non-publicly traded equity securities which may involve a high degree of business and financial risk and may result in substantial losses. Because of the current absence of any liquid trading market for these investments, the Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on such sales could be less than those originally paid by the Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded. At February 28, 1998, the Fund held no such securities.

                         THE NEW SOUTH AFRICA FUND INC.

     The Fund is permitted to engage in the trading of sovereign debt of South Africa or Southern African regions which involves a substantial degree of risk. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with the terms of such debt. Sovereign debt in which the Fund invests is widely considered to have credit quality below investment grade as determined by U.S. rating agencies. As a result, sovereign debt may be regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involves major risk exposure to adverse conditions. However, the Fund's investment in the government bond held at February 28, 1998 has been rated by U.S. rating agencies as investment grade.

7. CAPITAL STOCK

     The authorized capital stock of the Fund is 200,000,000 shares of common stock, $0.001 par value. Of the 4,496,521 shares outstanding at February 28, 1998, Robert Fleming Inc., an affiliate of the Investment Adviser, owned 7,169 shares. In addition to the issuance of common stock to Robert Fleming Inc., a public offering of the Fund's shares by a group of underwriters resulted in the issuance of 4,750,000 shares of the Fund's common stock.

     On February 29, 1996, the Board of Directors announced that it had given the Fund's Investment Adviser discretion to cause the Fund to repurchase up to 5% of the outstanding shares when the discount to net asset value exceeds 20%. During the quarter ended May 31, 1996, the Fund repurchased 5% or 237,858 of its outstanding shares.

     In addition, on February 20, 1997, the Board of Directors announced a second share repurchase program with identical terms to the initial program. During the quarter ended November 30, 1997, the Fund repurchased 22,790 of its outstanding shares.

                         THE NEW SOUTH AFRICA FUND INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The New South Africa Fund Inc.

     In our opinion, the accompanying statement of assets and liabilities, including the investment portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The New South Africa Fund Inc. (the "Fund") at February 28, 1998, the results of its operations for the year then ended, the changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at February 28, 1998 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 8, 1998

                         THE NEW SOUTH AFRICA FUND INC.

                              FINANCIAL HIGHLIGHTS

     Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements and market price data for the Fund's shares.

                                                                  FOR THE YEAR ENDED              MARCH 11, 1994*
                                                         -------------------------------------        THROUGH
                                                         FEBRUARY 28, 1997   FEBRUARY 29, 1996   FEBRUARY 28, 1995
                                                         -----------------   -----------------   -----------------
                                                              U.S. $              U.S. $              U.S. $
                                                         -----------------   -----------------   -----------------
Net asset value, beginning of period...................           19.38               15.89              13.95**
Offering costs charged to additional paid-in capital...              --                  --              (0.19)
                                                            -----------         -----------         ----------
                                                                  19.38               15.89              13.76
                                                            -----------         -----------         ----------
Net investment income..................................            0.17+               0.33               0.39
Net realized and unrealized gains/(losses) on
  investments, foreign currency holdings and other
  assets and liabilities denominated in foreign
  currencies...........................................           (2.12)+              3.96               2.51
                                                            -----------         -----------         ----------
Total from investment operations.......................           (1.95)+              4.29               2.90
                                                            -----------         -----------         ----------
Dividends and distributions to shareholders from:
  Net investment income................................           (0.07)              (0.33)             (0.39)
  In excess of net investment income...................              --               (0.42)             (0.32)
  Net realized gains on investments....................              --               (0.05)             (0.06)
                                                            -----------         -----------         ----------
Total dividends and distributions to shareholders......           (0.07)              (0.80)             (0.77)
                                                            -----------         -----------         ----------
Antidilutive impact due to shares of beneficial
  interest repurchased.................................            0.20                  --                 --
                                                            -----------         -----------         ----------
Net asset value, end of period.........................           17.56               19.38              15.89
                                                            ===========         ===========         ==========
Market value, end of period............................           14.00               15.38              13.38
                                                            ===========         ===========         ==========
Total investment return based on:(a)(b)
  Market value.........................................           (8.43)%             20.38%              1.50%
  Net asset value......................................           (8.88)%             27.72%             22.25%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period..............................      79,364,302          92,196,248         75,604,754
Ratio of expenses to average net assets................            2.35%               1.98%              2.10%++
Ratio of net investment income to average net assets...            1.01%               1.77%              2.61%++
Portfolio turnover rate................................            9.92%              18.91%             10.88%+++
Average commission rate per share(c)...................     $    0.0084                  --                 --

------------

*    Commencement of operations.
** Initial public offering price of $15.00 per share less underwriting discount of $1.05 per share.
+    Based on average shares outstanding.
++   Annualized.
+++  Not annualized.
(a) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Total investment return does not reflect sales charges or brokerage commissions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on the net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods.
(b) Total investment return for periods of less than one year are not annualized.
(c) Disclosure is required for fiscal years beginning on or after September 1, 1995. Represents average commission rate per share charged to the Fund on purchases and sales of investments subject to such commissions during the period.

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                              INVESTMENT PORTFOLIO
                              AT FEBRUARY 28, 1997

                                                                            MARKET
                                                                            VALUE
DESCRIPTION                                                    SHARES       U.S. $
-----------                                                   ---------   ----------
COMMON STOCKS--88.59%
BOTSWANA--0.03%
Beverages & Hotels--0.01%
  Sechaba Investment Trust Co. Ltd..........................     10,800        7,766
                                                                          ----------
Commercial Banks--0.02%
  Barclays Bank of Botswana Ltd.............................      5,000        7,826
  Standard Chartered Bank Botswana Ltd......................     10,000       11,844
                                                                          ----------
                                                                              19,670
                                                                          ----------
Total Botswana (cost $33,443)                                                 27,436
                                                                          ----------
SOUTH AFRICA--85.42%
Base Metals--7.79%
  Anglovaal Ltd. "N" ordinary...............................     60,000    1,848,421
  Gencor Ltd................................................  1,000,000    4,330,840
                                                                          ----------
                                                                           6,179,261
                                                                          ----------
Beverages & Hotels--3.66%
  Interleisure Ltd..........................................    382,800      461,462
  Sun International (South Africa) Ltd......................    381,400      255,430
  The South African Breweries Ltd...........................     73,136    2,187,794
                                                                          ----------
                                                                           2,904,686
                                                                          ----------
Building & Construction--5.11%
  Barlow Ltd................................................    180,000    1,898,649
  LTA Ltd...................................................    200,000    1,294,787
  Pretoria Portland Cement Co. Ltd..........................     50,000      862,261
                                                                          ----------
                                                                           4,055,697
                                                                          ----------
Chemicals & Oil--6.00%
  Sasol Ltd.................................................    334,889    3,625,877
  Sentrachem Ltd............................................    600,000    1,133,162
                                                                          ----------
                                                                           4,759,039
                                                                          ----------
Coal Mining--1.07%
  Ingwe Coal Corporation Ltd................................    135,700      848,220
                                                                          ----------
Commercial Banks--6.74%
  NBS Holdings Ltd..........................................    149,300    2,249,749
  Nedcor Ltd................................................     50,932      864,121
  Standard Bank Investment Corp. Ltd........................     54,900    2,236,689
                                                                          ----------
                                                                           5,350,559
                                                                          ----------
Computers--Integrated Systems--1.60%
  Persetel Holdings Ltd.....................................    200,000    1,272,464
                                                                          ----------
Diamond Mining--6.56%
  DeBeers Consolidated Mines Ltd............................    150,000    5,207,054
                                                                          ----------
Diversified Operations--0.98%
  Anglo American Industrial Corp. Ltd.......................     20,000      779,105
                                                                          ----------

                         THE NEW SOUTH AFRICA FUND INC.

                                                                            MARKET
                                                                            VALUE
DESCRIPTION                                                    SHARES       U.S. $
-----------                                                   ---------   ----------
Electronics--1.24%
  Reunert Ltd...............................................    368,633      987,520
                                                                          ----------
Food--8.91%
  The Bidvest Group Ltd.....................................    352,240    2,201,746
  The Tongaat-Hulett Group Ltd..............................    224,883    3,526,740
  Tiger Oats Ltd............................................     80,000    1,343,900
                                                                          ----------
                                                                           7,072,386
                                                                          ----------
Furniture & Households--3.78%
  JD Group Ltd..............................................    355,890    1,946,491
  Protea Furnishers Ltd.....................................  4,000,000    1,053,689
                                                                          ----------
                                                                           3,000,180
                                                                          ----------
Gold Mining--9.55%
  Anglo American Corporation of South Africa Ltd............     80,000    5,045,206
  JCI Company Ltd...........................................    131,158    1,427,381
  Western Areas Gold Mining Co. Ltd.........................     80,000    1,107,266
                                                                          ----------
                                                                           7,579,853
                                                                          ----------
Insurance--4.99%
  Liberty Life Association of Africa Ltd....................     84,980    2,461,470
  Norwich Holdings S.A. Ltd.................................    750,000    1,496,819
                                                                          ----------
                                                                           3,958,289
                                                                          ----------
Paper & Packaging--3.85%
  C.G. Smith Ltd............................................    400,000    2,321,688
  Nampak Ltd................................................    170,000      730,550
                                                                          ----------
                                                                           3,052,238
                                                                          ----------
Platinum--0.79%
  Potgietersrust Platinums Ltd..............................    100,000      625,070
                                                                          ----------
Steel & Alloys--0.74%
  Iscor Ltd.................................................    769,844      584,322
                                                                          ----------
Stores--5.65%
  CNA Gallo Ltd.............................................    719,097      642,123
  Pepkor Ltd................................................    305,001    1,327,719
  Pick 'n Pay Stores Ltd....................................    311,000      383,239
  Pick 'n Pay Stores Ltd. "N"...............................  1,002,000    1,107,244
  Specialty Stores Ltd......................................    512,759      299,906
  Specialty Stores Ltd. "N".................................  1,295,793      723,180
                                                                          ----------
                                                                           4,483,411
                                                                          ----------
Tobacco--3.88%
  Rembrandt Group Ltd.......................................    300,000    3,080,701
                                                                          ----------
Transportation--2.53%
  Safmarine & Rennies Holdings Ltd..........................    800,000    2,009,153
                                                                          ----------
Total South Africa (cost $51,346,132)                                     67,789,208
                                                                          ----------

                         THE NEW SOUTH AFRICA FUND INC.

                                                                            MARKET
                                                                            VALUE
DESCRIPTION                                                    SHARES       U.S. $
-----------                                                   ---------   ----------
ZIMBABWE--3.14%
Beverages & Hotels--1.52%
  Delta Corp. Ltd...........................................    770,703    1,206,647
                                                                          ----------
Building & Construction--0.48%
  Portland Holdings Ltd.....................................    225,000      382,465
                                                                          ----------
Commercial Banks--0.73%
  Barclays Bank of Zimbabwe Ltd.............................    175,000      579,289
                                                                          ----------
Tobacco--0.41%
  BAT (Zimbabwe) Ltd........................................     35,000       67,323
  T.S.L. Ltd................................................    430,000      261,597
                                                                          ----------
                                                                             328,920
                                                                          ----------
Total Zimbabwe (cost $1,090,698)                                           2,497,321
                                                                          ----------
TOTAL COMMON STOCKS (cost $52,470,273)                                    70,313,965
SHORT-TERM INVESTMENT--4.40%
REPURCHASE AGREEMENT--4.40%
  Repurchase Agreement dated 02/28/97 with Bear, Stearns
     Securities Corp., 5.26%, due 03/03/97, collateralized
     by $8,240,000 U.S. Treasury Strips (Principal--Only)
     8.125%, 05/15/21; total value: $3,560,570; proceeds:
     $3,491,469 (cost $3,489,939)...........................  U.S.$3,490   3,489,939
TOTAL INVESTMENTS--92.99%
  (cost $55,960,212)(a)                                                   73,803,904
CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES--7.01%                      5,560,398
                                                                          ----------
NET ASSETS--100.00%                                                       79,364,302
                                                                          ==========

------------

U.S. $ United States dollars.

(a) Aggregate cost for U.S. federal income tax purposes is $55,960,212. The aggregate unrealized appreciation (depreciation) for all securities is as follows:
                                                                            U.S. $
                                                                          ----------
Excess of market value over tax cost...................................   20,037,312
          Excess of tax cost over market value.........................   (2,193,620)
                                                                          ----------
          Net unrealized appreciation..................................   17,843,692
                                                                          ==========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                      STATEMENT OF ASSETS AND LIABILITIES
                              AT FEBRUARY 28, 1997

                                                                U.S. $
                                                              -----------
ASSETS
Investments, at value (cost $55,960,212) (Note 2)...........   73,803,904
Cash (representing foreign currency holdings with a cost of
  $5,315,704 in an interest-bearing account)................    5,483,946
Interest and dividends receivable...........................      228,522
Deferred organizational costs (Note 1)......................       44,613
Receivable for securities sold..............................       16,676
Prepaid expenses............................................       20,130
                                                              -----------
     TOTAL ASSETS...........................................   79,597,791
                                                              -----------
LIABILITIES
Payables:
     Investment advisory fee (Note 5).......................       74,889
     Administration fee (Note 5)............................       18,222
     Other accrued expenses.................................      140,378
                                                              -----------
     TOTAL LIABILITIES......................................      233,489
                                                              -----------
     NET ASSETS.............................................   79,364,302
                                                              -----------
Net assets consist of:
     Common stock, $0.001 par value (200,000,000 shares
      authorized; 4,519,311 shares issued and outstanding)
      (Note 8)..............................................        4,519
     Additional paid-in capital.............................   61,322,362
     Accumulated net realized gain on investments and
      foreign currency transactions.........................       23,871
     Net unrealized appreciation on investments, foreign
      currency holdings and other assets and liabilities
      denominated in foreign currencies.....................   18,013,550
                                                              -----------
     NET ASSETS.............................................   79,364,302
                                                              ===========
NET ASSET VALUE PER SHARE
  ($79,364,302 / 4,519,311).................................  $     17.56
                                                              ===========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997

                                                                U.S. $
                                                              ----------
INVESTMENT INCOME
Dividends (net of foreign withholding taxes of $5,387) (Note
  2)........................................................   1,686,571
Interest....................................................     885,675
                                                              ----------
TOTAL INVESTMENT INCOME.....................................   2,572,246
                                                              ----------
EXPENSES
Investment advisory fees (Note 5)...........................     965,494
Legal fees..................................................     277,931
Administration fees (Note 5)................................     115,860
Custodian fees..............................................      84,473
Accounting fees.............................................      75,803
Directors' fees and expenses................................      66,727
Audit fees..................................................      55,776
Reports and notices to shareholders.........................      49,076
Transfer agent fees and expenses............................      35,960
Insurance...................................................      33,408
Amortization of organizational costs (Note 1)...............      21,798
NYSE listing fees...........................................      15,371
Miscellaneous...............................................       2,583
                                                              ----------
TOTAL EXPENSES..............................................   1,800,260
                                                              ----------
NET INVESTMENT INCOME.......................................     771,986
                                                              ----------
NET REALIZED AND UNREALIZED GAINS/(LOSSES) ON INVESTMENTS,
  FOREIGN CURRENCY HOLDINGS AND OTHER ASSETS AND LIABILITIES
  DENOMINATED IN FOREIGN CURRENCIES (Note 2)
Net realized gain/(loss) on:
  Investments...............................................     708,930
  Foreign currency transactions.............................  (1,339,351)
                                                              ----------
                                                                (630,421)
                                                              ----------
Net change in unrealized appreciation/(depreciation) on:
  Investments...............................................  (9,262,103)
  Foreign currency holdings and other assets and liabilities
     denominated in foreign currencies......................       3,777
                                                              ----------
                                                              (9,258,326)
                                                              ----------
Net realized and unrealized losses on investments, foreign
  currency holdings and other assets and liabilities
  denominated in foreign currencies.........................  (9,888,747)
                                                              ----------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS........  (9,116,761)
                                                              ==========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                       STATEMENT OF CHANGES IN NET ASSETS

                                                                    FOR THE YEAR ENDED
                                                           -------------------------------------
                                                           FEBRUARY 28, 1997   FEBRUARY 29, 1996
                                                           -----------------   -----------------
                                                                U.S. $              U.S. $
                                                           -----------------   -----------------
INCREASE/(DECREASE) IN NET ASSETS OPERATIONS
  Net investment income..................................         771,986          1,578,571
  Net realized gain/(loss) on investments and foreign
     currency transactions...............................        (630,421)         1,842,268
  Net change in unrealized appreciation on investments,
     foreign currency holdings and other assets and
     liabilities denominated in foreign currencies.......      (9,258,326)        16,976,390
                                                              -----------         ----------
Net increase/(decrease) in net assets resulting from
  operations.............................................      (9,116,761)        20,397,229
                                                              -----------         ----------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income..................................        (335,785)        (1,578,571)
  In excess of net investment income.....................              --         (2,004,621)
  Net realized gains on investments......................              --           (222,543)
                                                              -----------         ----------
                                                                 (335,785)        (3,805,735)
                                                              -----------         ----------
CAPITAL STOCK TRANSACTIONS
  Cost of shares repurchased.............................      (3,379,400)                --
                                                              -----------         ----------
NET INCREASE/(DECREASE) IN NET ASSETS....................     (12,831,946)        16,591,494
Net Assets:
Beginning of year........................................      92,196,248         75,604,754
                                                              -----------         ----------
End of year..............................................      79,364,302         92,196,248
                                                              ===========         ==========

                See accompanying notes to financial statements.

                         THE NEW SOUTH AFRICA FUND INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     The New South Africa Fund Inc. (the "Fund") was incorporated in the State of Maryland on January 11, 1994 as a registered, non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Organizational costs of $109,346 have been deferred and are being amortized on a straight-line basis over a 60-month period from the date the Fund commenced operations.

2. SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies, which are generally accepted in the United States of America, followed by the Fund.

     i) Security Valuation

     All securities for which the primary market is an exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Portfolio securities that are actively traded on the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued at the mean between the most recently quoted bid and asked prices provided by the principal market makers. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors. U.S. government securities and other debt instruments having 60 days or less remaining until maturity are stated at amortized cost if their original maturity was 60 days or less, or by amortizing their market value as of the 61st day prior to maturity if their original term to maturity exceeded 60 days (unless in either case the Board of Directors determines that this method does not represent fair value).

     ii) Repurchase Agreements

     The Fund may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by the Fund from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed date. These agreements may be made with respect to any of the portfolio securities in which the Fund is authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities. The Investment Adviser monitors the continued creditworthiness of counterparties, subject to the supervision of the Fund's Board of Directors. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. The collateral is marked to market daily. In the event of default or bankruptcy of the counterparty, the Fund's realization of the value of the collateral may be delayed or limited.

     iii) Taxes

     It is the intention of the Fund to continue to qualify as a regulated investment company and to distribute, at least annually, substantially all of its net investment income and any net long-term capital gains in excess of net short-term capital losses. Accordingly, no provision for U.S. federal income taxes is required. In addition, by distributing during each calendar year substantially all of its net investment income, capital gains and certain other amounts, if any, the Fund intends not to be subject to a U.S. federal excise tax.

     For U.S. federal income tax purposes, realized capital losses and foreign exchange losses incurred after October 31, but within the fiscal year are deemed to arise on the first day of the following fiscal year. For the fiscal year ended February 28, 1997, the Fund incurred and elected to defer foreign exchange losses of $36,497.

                         THE NEW SOUTH AFRICA FUND INC.

     The Republic of South Africa ("South Africa") does not impose a withholding tax on dividends paid by South African companies to the Fund. However, other income received by the Fund from sources within South Africa or Southern African regions may be subject to withholding and other taxes imposed by such countries.

     iv) Investment Transactions and Investment Income

     Investment transactions are accounted for on the trade date. Realized gains and losses on the sale of investment securities are determined on the identified cost basis. Interest income is recorded on the accrual basis. Dividend income and other distributions are recorded on the ex-dividend date or as the Fund becomes aware of such dividends. The collectibility of income receivable from foreign securities is evaluated periodically and resulting allowance for uncollectible amounts, if any, are reflected currently in the determination of net investment income. At February 28, 1997, no such allowance was established.

     v) Distribution of Income and Gains

     The Fund intends to distribute to shareholders at least annually, substantially all of its net investment income and net realized capital gains. Dividends and distributions to shareholders are recorded by the Fund on the ex-dividend date.

     The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within capital accounts based on their U.S. federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for U.S. federal income tax purposes, they are reported as distributions of paid-in capital. At February 28, 1997, the Fund reclassified within the composition of net assets permanent book/tax differences relating to realized gains on passive foreign investment company holdings of $626,291 and realized losses on foreign currency denominated transactions of $1,506,038 from accumulated realized gains to undistributed net investment income. In addition, the Fund reclassified a net operating loss of $734,137 to paid-in capital.

     vi) Foreign Currency Translation

     The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the 12 p.m. mid-market price of such currencies against U.S. dollars as quoted by major New York banks as follows:

     - investments, other assets and liabilities; at the prevailing rates of exchange on the valuation date;

     - investment transactions and investment income and expenses: at the prevailing rates of exchange on the dates of such transactions.

     Although the net assets of the Fund are presented at the foreign exchange rates and market values at the close of the period, the Fund does not isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of the securities held at period end. Similarly, the Fund does not isolate the effect of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of equity-related securities sold during the period. Accordingly, realized and unrealized foreign currency gains and losses with respect to such securities are included in the reported net realized and unrealized gains and losses on investment transactions

                         THE NEW SOUTH AFRICA FUND INC.

balances. However, the Fund does isolate the effect of fluctuations in foreign exchange rates when determining the gain or loss upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S. federal income tax regulations. Such amount is categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes.

     Net currency gains from valuing foreign currency denominated assets and liabilities (other than investments) at period-end exchange rates are reflected as a component of net unrealized appreciation/depreciation on investments, foreign currency holdings, and other assets and liabilities denominated in foreign currencies.

     Net realized foreign exchange losses of $1,339,351 represent foreign exchange gains and losses from sales and maturities of debt securities, holdings of foreign currencies, transactions in forward foreign currency contracts, exchange gains or losses realized between the trade dates and settlement dates on security transactions, and the difference between the amounts of interest and dividends recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received.

3. FORWARD CURRENCY CONTRACTS

     The Fund conducts any currency exchange transactions on a spot, i.e. cash, basis at the rate prevailing in the currency exchange market. A forward currency contract typically involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. When the Fund enters into a forward contract or other currency obligation, the Fund's custodian or a sub-custodian will place cash or high grade debt securities in a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of the obligation. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account so that the value of the account will be equal to the amount of the Fund's commitment with respect to the contract. During the year ended February 28, 1997, the Fund held no such contracts.

4. INVESTMENT TRANSACTIONS

     For the year ended February 28, 1997, total purchases and sales of portfolio investments excluding short-term securities, were $7,058,988 and $13,356,002, respectively.

5. INVESTMENT ADVISER AND ADMINISTRATOR

     i) Fleming International Asset Management Limited provides investment advisory services to the Fund under the terms of an Investment Advisory Agreement. Under the Investment Advisory Agreement, the Investment Adviser is paid a monthly advisory fee at an annual rate of 1.25% of the Fund's average weekly net assets.

     ii) Bear Stearns Funds Management Inc. (the "Administrator"), an affiliate of Bear, Stearns & Co. Inc. ("Bear Stearns"), provides administrative services to the Fund under an Administration Agreement. The Administrator receives a fee that is computed weekly and paid quarterly at an annual rate of 0.15% of the Fund's average weekly net assets.

6. TRANSACTIONS WITH AFFILIATES

     For the year ended February 28, 1997, the Fund paid $9,476 and $1,014 in brokerage commissions to Fleming Martin Ltd. and Martin & Co., respectively, affiliates of the Investment Adviser.

                         THE NEW SOUTH AFRICA FUND INC.

7. CONCENTRATION OF RISK

     The South African and the Southern African regions securities markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the securities of many companies in South Africa or Southern African regions may be held by a limited number of persons, which may limit the number of securities available for investment by the Fund. The limited liquidity of South Africa and the Southern African region securities markets may also affect the Fund's ability to acquire or dispose of securities at the price and time it wishes to do so.

     The Fund, subject to local investment limitation, may invest up to 10% of its assets in non-publicly traded equity securities which may involve a high degree of business and financial risk and may result in substantial losses. Because of the current absence of any liquid trading market for these investments, the Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on such sales could be less than those originally paid by the Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded. At February 28, 1997, the Fund held no such securities.

     The Fund is permitted to engage in the trading of sovereign debt of South Africa or Southern African regions which involves a substantial degree of risk. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with the terms of such debt. Sovereign debt in which the Fund invests is widely considered to have credit quality below investment grade as determined by U.S. rating agencies. As a result, sovereign debt may be regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involves major risk exposure to adverse conditions.

8. CAPITAL STOCK

     The authorized capital stock of the Fund is 200,000,000 shares of common stock, $0.001 par value. Of the 4,519,311 shares outstanding at February 28, 1997, Robert Fleming Inc., an affiliate of the Investment Adviser, owned 7,169 shares. In addition to the issuance of common stock to Robert Fleming Inc., a public offering of the Fund's shares by a group of underwriters resulted in the issuance of 4,750,000 shares of the Fund's common stock.

     On February 29, 1996, the Board of Directors announced that it had given the Fund's investment adviser discretion to cause the Fund to repurchase up to 5% of the outstanding shares when the discount to net asset value exceeds 20%. During the quarter ended May 31, 1996, the Fund repurchased 5% or 237,858 of its outstanding shares.

     In addition, on February 20, 1997, the Board of Directors announced a second share repurchase program with identical terms to the initial program. Since the date of the announcement through April 14, 1997, the Fund has not made any such repurchases.

                         THE NEW SOUTH AFRICA FUND INC.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The New South Africa Fund Inc.

     In our opinion, the accompanying statement of assets and liabilities, including the investment portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The New South Africa Fund Inc. (the "Fund") at February 28, 1997, the results of its operations for the year then ended, the changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at February 28, 1997 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 14, 1997